PROSPECTUS SUPPLEMENT (to Prospectus dated June 23, 2017)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-218483

$65,000,000

Customers Bancorp, Inc.

5.375% Subordinated Notes due 2034

___________________________________

We are offering $65,000,000 in aggregate principal amount of 5.375% Subordinated Notes due 2034, or the notes. The notes will bear interest at a rate of 5.375% per year. We will pay interest on the notes on March 30, June 30, September 30 and December 30 of each year, commencing on March 30, 2020. The notes will mature on December 30, 2034, unless earlier redeemed by us.

The notes will be unsecured and subordinated obligations of ours. The notes will be subordinated in right of payment to the payment of all of our existing and future Senior Indebtedness (as defined in the Indenture and described under “Description of the Notes—Ranking” in this prospectus supplement), whether secured or unsecured, including payment to all of our existing and future general creditors, will be effectively subordinated to any of our secured subordinated indebtedness, and will rank equally with any other senior subordinated indebtedness of ours. The notes will be obligations of Customers Bancorp, Inc. only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries. As a result, the notes also will be structurally subordinated to all existing and future indebtedness, deposits and other obligations and any preferred equity of our subsidiaries.

Because we are a holding company, our cash flows and consequent ability to service our obligations, including the notes and our other debt securities, are dependent on distributions and other payments to us by our subsidiaries, and funds raised from borrowings or in the capital markets. Accordingly, our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of our subsidiaries’ creditors and any preferred equity holders.

We may redeem the notes, in whole or in part, at our option, beginning with the interest payment date of December 30, 2029 and on any interest payment date thereafter at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to but excluding the redemption date. In addition, we may redeem the notes at any time, including prior to December 30, 2029, in whole, but not in part, at our option at a redemption price equal to 100% of the principal amount of the notes, plus any accrued and unpaid interest to but excluding the redemption date, upon the occurrence of a Tax Event, a Tier 2 Capital Event or an Investment Company Event, each as more fully described under “Description of the Notes—Optional Redemption” in this prospectus supplement. The notes will not otherwise be redeemable by us prior to maturity. Any redemption of the notes will be subject to the prior approval of the Board of Governors of the Federal Reserve System, which we refer to as the Federal Reserve, to the extent that such approval is then required. The notes will not be subject to repayment at the option of the holder at any time prior to maturity and will not be entitled to any sinking fund.

The notes are a new issue of securities with no established trading market. We will apply to list the notes on the New York Stock Exchange under the symbol “CUBB.” If approved for listing, we expect trading in the notes to begin within 30 days after the notes are first issued.

Beneficial interests in the notes will be issued in book-entry form without coupons and in minimum denominations of $25 and integral multiples of $25 in excess thereof.

The notes are not savings accounts, deposits or other obligations of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation, or the FDIC, or any other government agency.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, to read about other risk factors you should consider before making a decision to invest in the notes.

None of the Securities and Exchange Commission, which we refer to as the SEC, any state securities commission, the Federal Reserve, the FDIC or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price(1)	100.00%	$65,000,000
Underwriting discount and commissions(2)	3.15%	$2,047,500
Proceeds, before offering expenses, to us	96.85%	$62,952,500

________

(1)	Plus accrued interest, if any, from December 9, 2019.
(2)	For a description of the compensation payable to the underwriters, see “Underwriting.”

We have granted the underwriters an option to purchase up to an additional $9,750,000 aggregate principal amount of notes within 30 days from the date of this prospectus supplement solely to cover any overallotments. If the underwriters exercise this option in full, the total public offering price, underwriting discount and commissions and proceeds, before offering expenses, to us will be $74,750,000, $2,354,625 and $72,395,375, respectively.

The underwriters expect to deliver the notes in book-entry only form through the facilities of The Depository Trust Company against payment in New York, New York on December 9, 2019.

__________________________

Joint Book-Running Managers

B. Riley FBR	D.A. Davidson & Co.	Janney Montgomery Scott

Lead Managers

William Blair		Boenning & Scattergood
Co-Managers

Incapital	Maxim Group LLC	Wedbush Securities

__________________________

The date of this prospectus supplement is December 4, 2019.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and, in certain cases, updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, as well as the information in the documents to which we have referred you in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement.

If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. Similarly, if the information set forth in this prospectus supplement differs from the information contained in any document incorporated by reference that was filed prior to the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in the notes. We are not making any representation to you regarding the legality of an investment in the notes by you under applicable investment or similar laws.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information or to make any representation other than as contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, liquidity, results of operations and prospects may have changed since that date.

All references in this prospectus supplement and the accompanying prospectus to “Customers Bancorp,” “Customers,” the “Company,” “we,” “us,” “our,” or similar references refer to Customers Bancorp, Inc., and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “plan,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Forward-looking statements reflect numerous assumptions, estimates and forecasts as to future events. No assurance can be given that the assumptions, estimates and forecasts underlying such forward-looking statements will accurately reflect future conditions, or that any guidance, goals, targets or projected results will be realized. The assumptions, estimates and forecasts underlying such forward-looking statements involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions, which may not be realized and which are inherently subject to significant business, economic, competitive and regulatory uncertainties and known and unknown risks, including the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, as such factors may be updated from time to time in our filings with the SEC. Our actual results may differ materially from those reflected in the forward-looking statements.

In addition to the risks described under “Risk Factors” in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein, important factors to consider and evaluate with respect to such forward-looking statements include:

•	changes in external competitive market factors that might impact our results of operations;
•	changes in laws and regulations, including, without limitation, changes in capital requirements under Basel III;
•	changes in our business strategy or an inability to execute our strategy due to the occurrence of unanticipated events;
•	our ability to identify potential candidates for, and consummate, acquisition or investment transactions;
•	the timing of acquisition, investment or disposition transactions;
•	constraints on our ability to consummate an attractive acquisition or investment transaction because of significant competition for those opportunities;
•	local, regional and national economic conditions and events and the impact they may have on us and our customers;
•	costs and effects of regulatory and legal developments, including the results of regulatory examinations and the outcome of regulatory or other governmental inquiries and proceedings, such as fines or restrictions on our business activities;
•	our ability to manage our balance sheet under $10 billion;
•	our ability to attract deposits and other sources of liquidity;
•	changes in the financial performance and/or condition of our borrowers;
•	changes in the level of our non-performing and classified assets and charge-offs;
•	changes in estimates of our future loan loss reserve requirements based upon our periodic review thereof under relevant regulatory and accounting requirements, including the adoption of the Current Expected Credit Losses standard;
•	inflation, interest rate, securities market and monetary fluctuations, including the discontinuance of LIBOR;
•	timely development and acceptance of new banking products and services and perceived overall value of these products and services by users, including the products and services being developed and introduced to the market by the BankMobile division of Customers Bank;
•	changes in consumer spending, borrowing and saving habits;
•	technological changes;
•	our ability to increase market share and control expenses;
•	continued volatility in the credit and equity markets and its effect on the general economy;
•	effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;
•	the businesses of Customers Bank and any acquisition targets or merger partners and subsidiaries not being integrated successfully or such integration being more difficult, time-consuming or costly than expected;
•

material differences in the actual financial results of merger and acquisition activities compared with our expectations, such as with respect to the full realization of anticipated cost savings and revenue enhancements within the expected time frame;

S-iii

•	our ability to successfully implement our growth strategy, control expenses and maintain liquidity;
•	Customers Bank’s ability to pay dividends to Customers Bancorp;
•	risks relating to BankMobile, including:
	•	our ability to maintain interchange income with the small issuer exemptions to the Durbin amendment to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Reform Act;
	•	the implementation of Customers Bancorp’s strategy to retain BankMobile for 2-3 years, the possibility that the expected benefits of retaining BankMobile for 2-3 years may not be achieved, or the possible effects on Customers Bancorp’s results of operations if BankMobile is never divested causing Customers Bancorp’s actual results to differ from those in the forward-looking statements;
	•	our ability to successfully complete a divestiture of BankMobile and the timing of completion;
	•	the ability of Customers and an acquirer of BankMobile to meet all of the conditions to completion of a proposed divestiture;
	•	our ability to execute on our White Label strategy to grow demand deposits through strategic partnerships;
	•	material variances in the adoption rate of BankMobile’s services by new students;
	•	the usage rate of BankMobile’s services by current student customers compared to our expectations;
	•	the levels of usage of other BankMobile student customers following graduation of additional product and service offerings of BankMobile or Customers Bank, including mortgages and consumer loans, and the mix of products and services used;
	•	our ability to implement changes to BankMobile’s product and service offerings under current and future regulations and governmental policies;
	•	our ability to effectively manage revenue and expense fluctuations that may occur with respect to BankMobile’s student-oriented business activities, which result from seasonal factors related to the higher-education academic year; and
	•	BankMobile’s ability to successfully implement its growth strategy and control expenses.
•	risks related to planned changes in our balance sheet, including:
	•	our ability to reduce the size of our multi-family portfolios;
	•	our ability to execute our digital distribution strategy; and
	•	our ability to manage the risks of change in our loan mix to include a greater portion of consumer loans.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, or, in the case of other documents referred to herein, the dates of those documents. We do not undertake any obligation to release publicly or otherwise provide any revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required under applicable law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections contained in this prospectus supplement and in the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and our financial statements and the related notes and the other documents incorporated by reference herein, which are described under the heading “Incorporation of Certain Documents by Reference” in this prospectus supplement.

Customers Bancorp, Inc.

Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank. Customers Bank is a community-based, full-service bank. A member of the Federal Reserve System and with deposits insured by the FDIC, Customers Bank is an equal opportunity lender that provides a range of banking services to small and medium-sized businesses, not-for-profits, and consumers through offices in Pennsylvania, Illinois, New York, Rhode Island, Massachusetts, New Hampshire and New Jersey and certain loan and deposit products nationally. Customers differentiates itself through its unique single-point-of-contact business strategy executed by very experienced management teams. Customers’ strategic plan is to become a leading regional bank holding company through organic core loan and deposit growth and value-added acquisitions. Customers differentiates itself from its competitors through its focus on exceptional customer service supported by state-of-the-art technology. BankMobile is a division of Customers Bank, offering high-tech, digital banking services to consumers, students, and the “under banked” nationwide, along with “Banking as a Service” offerings with white label partners. At September 30, 2019, Customers Bancorp had total assets of approximately $11.7 billion, total loans, net of the allowance for doubtful accounts (including held-for-sale loans) of $10.2 billion, total deposits of $8.9 billion, and shareholders' equity of $1.0 billion.

Our principal executive offices are located at 1015 Penn Avenue, Suite 103, Wyomissing, Pennsylvania, 19610. Our telephone number is (610) 993-2000. Our Internet address is www.customersbank.com. Information on, or accessible through, our web site is not part of this prospectus supplement or the accompanying prospectus, other than documents that we file with the SEC that are incorporated herein or therein by reference.

S-1

Summary of the Offering

Issuer	Customers Bancorp, Inc.

Securities Offered	$65,000,000 aggregate principal amount of 5.375% Subordinated Notes due 2034 (or $74,750,000 aggregate principal amount of 5.375% Subordinated Notes due 2034 if the underwriters exercise their overallotment option to purchase additional notes in full).

Maturity Date	December 30, 2034, unless earlier redeemed by us.

Interest Rate	5.375% per annum, computed on the basis of a 360-day year of twelve 30-day months, from December 9, 2019.

Interest Payment Dates	March 30, June 30, September 30 and December 30 of each year, commencing on March 30, 2020.

Price to Public	100.00% of the principal amount, plus accrued interest, if any, from December 9, 2019.

Payment of Principal and Interest	Principal and interest on the notes will be payable in U.S. Dollars or other legal tender, coin or currency of the United States of America.

Form	The notes will be evidenced by global notes deposited with the Trustee (as defined below) for the notes, as custodian for The Depository Trust Company, which we refer to as DTC. Beneficial interests in the global notes will be shown on, and transfers of those beneficial interests can only be made through, records maintained by DTC and its participants.

Denominations	The notes will be issued only in fully registered book-entry form without coupons and in minimum denominations of $25 and integral multiples of $25 in excess thereof.

Withholding Taxes	Payments made by us with respect to the notes will not be subject to withholding or deduction for taxes, unless we are required to withhold or deduct taxes under applicable law. If we are required to withhold or deduct for taxes with respect to any payment made with respect to the notes, we will not pay any additional amounts on the notes to you in respect of such required withholding or deduction.

Ranking

The notes will be the unsecured, subordinated obligations of Customers Bancorp and:

•   will rank junior in right of payment and upon our liquidation to any of our existing and all future Senior Indebtedness (as defined in the Indenture);

•   will rank junior in right of payment and upon our liquidation to any of our existing and all of our future general creditors;

•   will rank equal in right of payment and upon our liquidation with all of our future subordinated indebtedness unless the terms thereof provide that such subordinated indebtedness ranks junior in right of payment and upon our liquidation with the notes;

S-2

•   will rank senior in right of payment and upon our liquidation to any of our subordinated indebtedness the terms of which provide that such subordinated indebtedness ranks junior in right of payment to the notes; and

•   will be effectively subordinated to all of our secured subordinated indebtedness to the extent of the value of the assets securing such indebtedness.

In addition, the notes will be structurally subordinated to all of the existing and future indebtedness, deposits and other liabilities and any preferred equity of our current and future subsidiaries, including, without limitation, the liabilities of Customers Bank to its debt and preferred equity holders, depositors and general creditors and liabilities arising in the ordinary course of business or otherwise.

As of September 30, 2019:

•   at the holding company level, we had outstanding indebtedness and other liabilities of approximately $125.5 million ranking senior to the notes; and

•   Customers Bank and our other subsidiaries had outstanding indebtedness, deposits and other liabilities of approximately $10.6 billion, excluding intercompany liabilities, all of which ranks structurally senior to the notes, and had no preferred equity outstanding.

The Indenture does not limit the amount of Senior Indebtedness or parity indebtedness we may incur in the future or the amount of additional liabilities or preferred equity our subsidiaries may incur in the future.

See “Description of the Notes—Ranking” in this prospectus supplement.

Optional Redemption

We may, beginning with the interest payment date of December 30, 2029, and on any interest payment date thereafter, redeem the notes, at our option, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption.

We may also redeem the notes at any time, including prior to December 30, 2029, at our option, in whole, but not in part, if:

•   a change or prospective change in law occurs that could prevent us from deducting interest payable on the notes for U.S. federal income tax purposes, which we refer to as a Tax Event;

•   a subsequent event occurs that could preclude the notes from being recognized as Tier 2 capital for regulatory capital purposes, which we refer to as a Tier 2 Capital Event; or

S-3

•   we are required to register as an investment company under the Investment Company Act of 1940, as amended, which we refer to herein as an Investment Company Event in each case, at a redemption price equal to 100% of the principal amount of the notes plus any accrued and unpaid interest to but excluding the redemption date. Any redemption of the notes will be subject to the prior approval of the Federal Reserve, to the extent that such approval is then required. See “Description of the Notes—Optional Redemption” in this prospectus supplement.

Future Issuances	We may, from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the notes outstanding by issuing additional notes in the future with the same terms as the notes, except for the issue date and offering price, and such additional notes shall be consolidated with the notes issued in this offering and form a single series.

Sinking Fund	There is no sinking fund for the notes.

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $62,632,500 (or $72,075,375 if the underwriters exercise their overallotment option to purchase additional notes in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We expect to use the net proceeds for general corporate purposes, which may include working capital and the funding of organic growth at Customers Bank. However, we also may use a portion of the net proceeds to (i) redeem shares of our preferred stock once they become redeemable, (ii) repurchase shares of our common stock or (iii) fund, in whole or in part, possible future acquisitions of other financial services businesses. We currently have no definitive agreements, arrangements or understandings regarding any future acquisitions. The amounts we actually expend for any purpose may vary significantly depending upon numerous factors, including assessments of potential market opportunities and competitive developments. Accordingly, we will retain broad discretion over the use of the net proceeds. See “Use of Proceeds” in this prospectus supplement.

Indenture

We will issue the notes under an indenture dated as of December 9, 2019 and a first supplemental indenture dated as of December 9, 2019, which we refer to herein collectively as the Indenture, between us and Wilmington Trust, National Association, as the Trustee.

The Indenture contains no covenants or restrictions restricting the incurrence of indebtedness or other obligations by us or by our subsidiaries. The Indenture contains no financial covenants requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations or meet or exceed any financial ratios as a general matter or in order to incur additional indebtedness or obligations or to maintain any reserves. Moreover, neither the Indenture nor the notes contain any covenants prohibiting us from, or limiting our right to, incur additional indebtedness or obligations, to grant liens on our assets to secure our indebtedness or other obligations that are senior in right of payment to the notes, to repurchase our stock or other securities, including any of the notes, or to pay dividends or make other distributions to our shareholders (except, in the case of dividends or other distributions on junior securities, upon our failure to timely pay the principal of or interest on the notes, when the same becomes due and payable).

S-4

Further, although the Indenture provides for certain events of default, these are effectively limited to insolvency events of default, as described in “Description of Notes — Events of Default; Limitation on Suits” in this prospectus supplement. There are no acceleration rights applicable to any events of default, except for automatic acceleration in the case of an insolvency event of default.

Listing	The notes consist of a new issue of securities with no established trading market. We will apply to list the notes on the New York Stock Exchange. If approved for listing, we expect trading in the notes to begin within 30 days after the notes are first issued.

Trustee	Wilmington Trust, National Association, which we refer to herein as the Trustee or Wilmington Trust.

Governing Law	The Indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York. The Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended, which we refer to herein as the Trust Indenture Act.

Risk Factors	See “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should consider carefully before making a decision to invest in the notes.

S-5

RISK FACTORS

An investment in the notes involves substantial risks. In consultation with your own advisors, you should carefully consider, among other matters, the factors set forth below and in the accompanying prospectus as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether an investment in the notes is suitable for you. In particular, you should carefully consider, among other things, the factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, the factors described under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and any reports we filed subsequent to that Annual Report or file with the SEC in the future, which may amend, supplement or supersede those factors. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the market price of the notes could decline and you may lose all or part of your investment. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See the “Cautionary Note Regarding Forward-Looking Statements” sections in this prospectus supplement and in the accompanying prospectus.

Risks Related to Our Business

For a discussion of additional risks applicable to our business and operations, please refer to the section entitled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018, the section entitled “Risk Factors” in Part 1, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and the other reports we have filed or may in the future file with the SEC, which may amend, supplement or supersede the information contained in that “Risk Factors” section, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Risks Related to this Offering and the Notes

The notes will be unsecured and subordinated to any current and future Senior Indebtedness.

The notes will be unsecured and subordinated obligations of Customers Bancorp. They will rank junior in right of payment and upon our liquidation to any of our existing and all future Senior Indebtedness (as defined in the Indenture and described under “Description of the Notes—Ranking” in this prospectus supplement) and any of our existing and future general creditors. In addition, the notes will not be secured by any of our assets and, as a result, the notes will be effectively subordinated to all of our future secured subordinated indebtedness to the extent of the value of the assets securing such indebtedness.

As of September 30, 2019, we had outstanding indebtedness and other liabilities of approximately $125.5 million ranking senior to the notes, and Customers Bank and our other subsidiaries had outstanding indebtedness, deposits and other liabilities of approximately $10.6 billion, excluding intercompany liabilities, all of which ranks structurally senior to the notes, and had no preferred equity outstanding.

Since our payment obligation under the notes will be unsecured and will rank junior in right of payment and upon our liquidation to all of our Senior Indebtedness on the terms set forth in the Indenture pursuant to which the notes will be issues, we cannot make any payments on the notes if (i) we have defaulted on the payment of any of our Senior Indebtedness and the default is continuing, (ii) the maturity of any Senior Indebtedness has been or would be permitted upon notice or the passage of time to be accelerated as a result of a default and the default is continuing and such acceleration has not been rescinded or annulled or (iii) we have filed for bankruptcy or are liquidating, dissolving or winding-up or in receivership, and our Senior Indebtedness has not been repaid in full.

As a result of these subordination provisions, holders of the notes may not be fully repaid in the event of our bankruptcy, liquidation, reorganization or similar proceeding.

The Indenture does not limit the amount of Senior Indebtedness that we may incur in the future. Our Senior Indebtedness could inadvertently and adversely affect our ability to pay our obligations on the notes.

The notes will be obligations of Customers Bancorp and not obligations of Customers Bank or any of our other subsidiaries and will be structurally subordinated to the existing and future indebtedness, deposits and other liabilities and preferred equity of Customers Bank and our other subsidiaries.

S-6

The notes are obligations solely of Customers Bancorp and are not obligations of Customers Bank or any of our other subsidiaries. Customers Bank and Customer Bancorp’s other subsidiaries are separate and distinct legal entities from Customers Bancorp. Customers Bancorp’s rights and the rights of its creditors, including the holders of the notes, to participate in any distribution of the assets of Customers Bank or any other subsidiary (either as a shareholder or as a creditor) upon an insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding of Customers Bank or such other subsidiary (and the consequent right of the holders of the notes to participate in those assets) will be subject to the claims of the creditors of Customers Bank or such other subsidiary, including debt holders and depositors, and any preferred equity holders. Accordingly, the notes are structurally subordinated to all of the existing and future indebtedness, deposits and other liabilities and preferred equity of Customers Bank and Customers Bancorp’s other subsidiaries.

As of September 30, 2019, Customers Bank and our other subsidiaries had outstanding indebtedness, deposits and other liabilities of $10.6 billion, excluding intercompany liabilities, all of which would rank structurally senior to the notes, and no preferred equity. The Indenture does not limit the amount of indebtedness, deposits or other liabilities or preferred equity that Customers Bank or any of Customer Bancorp’s other subsidiaries may, all of which would rank structurally senior to the notes. Any additional indebtedness or deposits, other liabilities or preferred equity that our subsidiaries incur or issue may adversely affect our ability to pay our obligations on the notes.

Our existing and potential future indebtedness may adversely affect our ability to make payments on the notes.

We and our subsidiaries have substantial indebtedness outstanding. Our indebtedness, including the indebtedness we or our subsidiaries may incur in the future, could have important consequences for the holders of the notes, including:

•	limiting our ability to satisfy our obligations with respect to the notes;

•	increasing our vulnerability to general adverse economic and industry conditions, as well as competitive pressure;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

•	requiring a substantial portion of our cash flow from operations for the payment of principal of, and interest on, our indebtedness and thereby reducing our ability to use our cash flow to fund working capital, capital expenditures and general corporate requirements;

•	losing assets foreclosed upon by secured lenders;

•	limiting our flexibility in planning for, or reacting to, changes in our business and industry; and

•	putting us at a disadvantage compared to competitors with less indebtedness.

In addition, we are not restricted under the Indenture from granting security interests in our assets, except to the extent described under “Description of Notes — Merger, Consolidation, Sale, Lease or Conveyance” in this prospectus supplement, or from paying dividends or issuing or repurchasing securities.

Moreover, the Indenture does not require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the notes in the event that we experience material adverse changes in our financial condition, liquidity or results of operations. You are also not protected under the Indenture in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of Notes — Merger, Consolidation, Sale, Lease or Conveyance” and “— Certain Covenants” in this prospectus supplement.

Holders of the notes will have limited rights if there is an event of default.

Payment of principal on the notes may be accelerated only in the case of certain events of bankruptcy or insolvency or reorganization involving Customer Bancorp or receivership of Customers Bank. There is no automatic acceleration or right of acceleration in the case of default in the payment of principal or interest on the notes or in the performance of any of our other obligations under the notes. In addition, the holders of Senior Indebtedness and certain other instruments that we or our subsidiaries have issued or may issue from time to time may declare such indebtedness in default and accelerate the due date of such indebtedness if an event of default under that instrument shall have occurred and be continuing, which may adversely impact our ability to pay obligations on the notes.

S-7

An investment in the notes is not a bank deposit, is not FDIC insured and is subject to risk of loss.

The notes are not savings accounts, deposits or other obligations of our bank or non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other government agency.

Customers Bank’s ability to pay dividends or lend funds to us is subject to regulatory limitations which, to the extent we need but are not able to access such funds, may prevent us from making principal and interest payments due on our debt obligations, including our obligations under the notes.

The notes will be exclusively our obligations and not those of our subsidiaries. We are a Pennsylvania registered bank holding company currently regulated by the Board of Governors of the Federal Reserve, and almost all of our operating assets are owned by Customers Bank. We rely primarily on dividends from Customers Bank to pay cash dividends to our preferred shareholders, to pay principal and interest on our debt obligations and for distributions, if any, to our shareholders or to repurchase shares. The Federal Reserve regulates all capital distributions, such as dividends, by Customers Bank directly or indirectly to us, including dividend payments. Generally, Customers Bank is required to pay dividends only from current earnings and from funds lawfully available, and cannot pay dividends in excess of its current year’s earnings, plus the last two years’ earnings, without prior Federal Reserve approval.

In addition, Customers Bank may not pay dividends to us if, after paying those dividends, it would fail to meet the required minimum levels under risk-based capital guidelines and the minimum leverage and tangible capital ratio requirements or the Federal Reserve notified Customers Bank that it was in need of more than normal supervision. Under the prompt corrective action provisions of the Federal Deposit Insurance Act, or the FDIA, an insured depository institution such as Customers Bank is prohibited from making a capital distribution, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized” (as such term is used in the FDIA). Payment of dividends by Customers Bank also may be restricted at any time at the discretion of the Federal Reserve if it deems the payment to constitute an unsafe or unsound banking practice.

Furthermore, capital standards imposed on us and similarly situated institutions have been and continue to be refined by bank regulatory agencies under the Reform Act. Deterioration of economic conditions and further changes to regulatory guidance could result in revised capital standards that may indicate the need for us or Customers Bank to maintain greater capital positions, which could lead to limitations in dividend payments to us by Customers Bank.

In addition to regulatory restrictions on the payment of dividends, Customers Bank is subject to certain restrictions imposed by federal law on any extensions of credit it makes to its affiliates and on investments in stock or other securities of its affiliates. We are considered an affiliate of Customers Bank. These restrictions prevent affiliates of Customers Bank, including us, from borrowing from Customers Bank, unless various types of collateral secure the loans. Federal law limits the aggregate amount of loans to and investments in any single affiliate to 10% of Customers Bank’s capital stock and surplus and also limits the aggregate amount of loans to and investments in all affiliates to 20% of Customers Bank’s capital stock and surplus.

The Reform Act imposes further restrictions on transactions with affiliates and extensions of credit to executive officers, directors and principal shareholders, by, among other things, expanding covered transactions to include securities lending, repurchase agreement and derivatives activities with affiliates.

There can be no assurance that Customers Bank will be able to pay dividends at past levels, or at all, in the future. If we do not receive sufficient cash dividends or are unable to borrow from Customers Bank, then we may not have sufficient funds to service our debt obligations, including our obligations under the notes.

We may not be able to generate sufficient cash to service our debt obligations, including our obligations under the notes.

Our ability to make payments on and to refinance our indebtedness, including the notes, will depend on our financial and operating performance, including dividends payable to us from Customers Bank, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal and interest on our indebtedness, including the notes. If our cash flows and capital resources, and dividends from Customers Bank, are insufficient to fund our debt service obligations, we may be unable to obtain new loans or other means of financing to fund our obligations to existing customers and otherwise implement our business plans, or to pay the principal and interest on the notes. As a result, we may be unable to meet our scheduled debt service obligations. In the absence of sufficient operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations, or seek to restructure our indebtedness, including the notes. We may not be able to consummate these transactions, and these proceeds may not be adequate to meet our debt service obligations then due.

S-8

There may be no active trading market for the notes.

The notes are a new issue of securities with no established trading market. We will apply to list the notes on the New York Stock Exchange. If approved for listing, we expect trading in the notes to begin within 30 days after the notes are first issued. However, listing the notes on the New York Stock Exchange does not guarantee that a trading market will develop or, if a trading market does develop, the depth or liquidity of that market or the ability of holders to sell their notes easily. Although the underwriters have advised us that, following completion of the offering of the notes, the underwriters currently intend to make secondary markets in the notes, they are not obligated to do so and may discontinue any market-making activities at any time without notice. If an active trading market for the notes does not develop or is not maintained, the market or trading price and liquidity of the notes may be adversely affected. If the notes are traded after their initial issuance, they may trade at a discount to their initial offering price, depending upon prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, liquidity, and results of operations, including our levels of indebtedness, and other factors.

The price at which you will be able to sell your notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally invest.

We believe that the value of the notes in any secondary market will be affected by the supply and demand of the notes, the interest rate, the ranking and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, may have an impact on the market value of the notes:

•	prevailing interest rates and expectations about future interest rates;

•	actual or anticipated changes in our financial condition, liquidity or results of operations;

•	our other existing and future liabilities, including Senior Indebtedness and other obligations;

•	actual or anticipated changes in our credit ratings or outlook;

•	general economic conditions and expectations regarding the effects of national policies;

•	views of securities issued by both holding companies and similar financial service firms;

•	the market for similar subordinated securities; and

•	other factors beyond our control, including economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally (including the occurrence of market disruption events).

Because the notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.

We may, at our option, redeem the notes (i) in whole or in part, beginning with the interest payment date of December 30, 2029 and on any interest payment date thereafter and (ii) in whole, but not in part, at any time upon the occurrence of a Tax Event, a Tier 2 Capital Event or an Investment Company Event, in each case at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus any accrued and unpaid interest to, but not including, the date of redemption. Any redemption of the notes by us will be subject to prior approval of the Federal Reserve, to the extent such approval is then required. We cannot assure you that the Federal Reserve will approve any redemption of the notes that we may propose. Furthermore, you should not expect us to redeem any notes when they first become redeemable or on any particular date thereafter. If we redeem the notes for any reason, you will not have the opportunity to continue to accrue and be paid interest to the stated maturity date and you may not be able to reinvest the redemption proceeds you receive in a similar security or in securities with an equivalent level of risk bearing similar interest rates or yields.

S-9

Our credit ratings may not reflect all risks of an investment in the notes.

Our credit ratings are an assessment of our ability to pay our obligations as they become due. Accordingly, real or anticipated changes in our credit ratings or their outlook will generally affect the market price of the notes. Our credit ratings, however, may not reflect the potential risks related to the market or other factors on the market price of the notes. Furthermore, because your return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

We have broad discretion to determine how to use the net proceeds of this offering, and we may not use the net proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering. While we may use a portion of the net proceeds of this offering to (i) redeem shares of our preferred stock once they become redeemable, (ii) repurchase shares of our common stock or (iii) fund, in whole or in part, possible future acquisitions of other financial services businesses, we have not allocated the net proceeds from this offering for any specific purposes, and we could spend the net proceeds from this offering in ways that do not improve our results of operations or enhance the value of the notes or otherwise in ways with which you do not agree. We have not established a timetable for the effective deployment of the net proceeds and we cannot predict how long that will take. If we do not invest or apply the net proceeds of this offering effectively and on a timely basis, it could have a material adverse effect on our business and could cause the market price, if any, of the notes to decline.

S-10

USE OF PROCEEDS

We estimate that our net proceeds to us from the sale of the notes in this offering will be approximately $62,632,500 (or $72,075,375 if the underwriters exercise their overallotment option to purchase additional notes in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We expect to use the net proceeds for general corporate purposes, which may include working capital and the funding of organic growth at Customers Bank. However, we also may use a portion of the net proceeds to (i) redeem shares of our preferred stock once they become redeemable, (ii) repurchase shares of our common stock, or (iii) fund, in whole or in part, possible future acquisitions of other financial services businesses. We currently have no definitive agreements, arrangements or understandings regarding any future acquisitions. The amounts we actually expend for any purpose may vary significantly depending upon numerous factors, including assessments of potential market opportunities and competitive developments. Accordingly, we will retain broad discretion over the use of the net proceeds.

S-11

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2019 (i) on an actual basis and (ii) on an as adjusted basis to give effect to the sale of $65,000,000 aggregate principal amount of notes offered hereby and assuming we retain the net proceeds for working capital as described in “Use of Proceeds.” The amounts shown in the table assume no exercise by the underwriters of their overallotment option to purchase additional notes. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes to those statements, incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2019
	Actual	As Adjusted
	(unaudited) (dollars in thousands)
Cash and cash equivalents	$182,218	$244,851
Debt:
3.95% Senior Notes due 2022(1)	99,126	99,126
4.50% Senior Notes due 2024(1)	24,402	24,402
5.375% Subordinated Notes due 2034	—	62,633
Fixed-to-Floating Subordinated Notes due 2029(2)	109,050	109,050
Federal funds purchased	373,000	373,000
Federal Home Loan Bank advances	1,040,800	1,040,800
Total Debt:	$1,646,378	$1,709,011
Shareholders’ equity:
Preferred stock, par value $1.00 per share; liquidation preference $25.00 per share; 100,000,000 shares authorized, 9,000,000 shares issued and outstanding	217,471	217,471
Common stock, par value $1.00 per share; 200,000,000 shares authorized; 32,526,395 shares issued and 31,003,028 shares outstanding	32,526	32,526
Additional paid-in capital	441,499	441,499
Retained earnings	357,608	357,608
Accumulated other comprehensive loss, net	(8,174)	(8,174)
Treasury stock, at cost; 1,280,619 shares	(21,780)	(21,780)
Total shareholders’ equity	$1,019,150	$1,019,150
Total regulatory capital (Tier 1 and Tier 2)	$1,155,499	$1,218,132
Regulatory capital ratios:
Tier 1 common equity	7.811%	7.811%
Tier 1 capital ratio	9.949%	9.949%
Total risk-based capital ratio	11.357%	11.973%
Tier 1 leverage ratio	9.013%	9.013%

__________

(1) The 3.95% Senior Notes due 2022 and 4.50% Senior Notes due 2024 were issued by Customers Bancorp.

(2) The Fixed-to-Floating Subordinated Notes due 2029 were issued by Customers Bank and currently bear interest at an annual fixed rate of 6.125%; from and including June 26, 2024, the Fixed-to-Floating Subordinated Notes due 2029 will bear an annual interest rate equal to the three-month LIBOR, reset quarterly, plus 344.3 basis points through their maturity date or early redemption.

S-12

DESCRIPTION OF NOTES

The notes will be a series of our subordinated debt securities. The notes will be issued under the Indenture between us and Wilmington Trust. The following description of the notes and the Indenture may not be complete and is subject to and qualified in its entirety by reference to all of the provisions of the notes and the Indenture. Wherever we refer to particular sections or defined terms of the Indenture, it is our intent that those sections or defined terms will be incorporated by reference in this prospectus supplement. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of the notes. The following description of the particular terms of the notes supplements and replaces any inconsistent information set forth under the heading “Description of Debt Securities” in the accompanying prospectus. References in this section to “we,” “our,” and “us” mean Customers Bancorp, Inc. and not its subsidiaries.

General

The notes will be our unsecured and subordinated obligations and are intended to qualify as Tier 2 Capital under the guidelines established by the Federal Reserve for bank holding companies. The notes will be issued in an initial aggregate principal amount of $65,000,000 and will mature on December 30, 2034, unless earlier redeemed by us. The notes will rank equally among themselves, junior to our existing and future Senior Indebtedness, effectively junior to our secured subordinated indebtedness to the extent of the value securing the same and effectively subordinated to all existing and future indebtedness, deposits and other liabilities and preferred equity of Customers Bank and Customer Bancorp’s other subsidiaries. See “—Ranking” below. The notes will not be subject to, or entitled to the benefits of, a sinking fund or repurchase by us at the option of the holders. The notes will be issued only in fully registered book-entry form without coupons and in minimum denominations of $25 and integral multiples of $25 in excess thereof. Currently, there is no public market for the notes. We will apply to list the notes on the New York Stock Exchange.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders have rights under the Indenture. Payment of the principal of, and interest on, the notes represented by a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered owner and holder of such global note.

Holders of the notes and the Trustee have no right to accelerate the maturity of the notes in the event we fail to pay interest or principal on the notes, fail to perform any other obligation under the notes or in the Indenture or default on any other securities issued by us. See “—Events of Default; Limitation on Suits” below.

The Indenture contains no covenants or restrictions restricting the incurrence of Senior Indebtedness, parity indebtedness or secured subordinated indebtedness by us or the incurrence or issuance by our subsidiaries of any indebtedness, deposits or other liabilities or any preferred stock. The Indenture contains no financial covenants and does not restrict us from paying dividends or issuing or repurchasing other securities, and does not contain any provision that would provide protection to the holders of the notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality, except to the extent described under the headings “— Merger, Consolidation, Sale, Lease or Conveyance” and “— Certain Covenants” below.

The notes will not be savings accounts, deposits or other obligations of any of our subsidiaries and will not be insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

We may, without notice to or the consent of the holders of notes, but in compliance with the terms of the Indenture, issue additional notes having the same ranking, interest rate, maturity date and other terms as the notes other than issue date and offering price. Any such additional notes, together with the notes being issued hereby, will constitute a single series under the Indenture; provided, however, that no additional notes may be issued unless they will be fungible with the notes offered hereby for U.S. federal income tax and securities law purposes; and provided, further, that the additional notes have the same CUSIP number as the notes offered hereby. No additional notes may be issued if any event of default (as defined below) has occurred and is continuing with respect to the notes.

Interest

Interest on the notes will accrue at the rate of 5.375% per annum. Interest on the notes will be payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, commencing on March 30, 2020. We will make each interest payment on the applicable interest payment date to the registered holders of notes at the close of business on the fifteenth day (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes at the maturity date or earlier redemption will be payable to the persons to whom principal is payable. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest payments on the notes will be the amount of interest accrued from and including December 9, 2019 or the most recent interest payment date on which interest has been paid to but excluding the interest payment date or the maturity date or earlier redemption, as the case may be.

S-13

Methods of Payment

If any interest payment date or the stated maturity or earlier redemption of the notes is not a business day, then the related payment of interest or principal payable, as applicable, on such date will be paid on the next succeeding business day with the same force and effect as if made on such interest payment date or stated maturity and no further interest will accrue as a result of such delay. A “business day” means any day other than a Saturday, Sunday or a day in the City of New York, New York, the City of Wilmington, Delaware or a place of payment on which banking institutions or trust companies are authorized or required by law, regulation or executive order to remain closed. For notes held in definitive form, payments of interest may be made, at our option, by (i) mailing a check for such interest payable to or upon the written order of the person entitled thereto, to the address of such person as it appears on the security register or (ii) transfer to an account maintained by the payee located inside the United States. For notes held in global form, payments shall be made through DTC, or its nominee, as the registered owner of the notes.

Ranking

Our obligation to make any payment on account of the principal of, or interest on, the notes will be subordinate and junior in right of payment to the prior payment in full of all of our Senior Indebtedness.

“Senior Indebtedness” is defined to include principal of (and premium, if any) and interest, if any, on, and any other payment due pursuant to, any of the following:

•	our obligations for money borrowed;

•	indebtedness evidenced by bonds, debentures, notes or similar instruments;

•	similar obligations arising from off-balance sheet guarantees and direct credit substitutes;

•	reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities;

•	obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•	capital lease obligations;

•	obligations associated with derivative products, including but not limited to securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;

•	debt of others described in the preceding clauses that we have guaranteed or for which we are otherwise liable;

•	any deferrals, renewals or extensions of debt, guarantees or other liabilities described in the preceding clauses; and

•	General Obligations (as defined below);

unless, in any case, in the instrument creating or evidencing any such indebtedness or obligation, or pursuant to which the same is outstanding, it is expressly provided that such indebtedness or obligation is not superior in right of payment to the notes or to other debt that is pari passu with or subordinate to the notes.

S-14

Senior Indebtedness will not include:

•	indebtedness owed by us to Customers Bank or other subsidiaries; or

•	any indebtedness the terms of which expressly provide that such indebtedness ranks equally with, or junior to, the notes or to other debt that is equal with or junior to the notes, including guarantees of such indebtedness.

“General Obligations” are defined as all of our obligations to pay claims of general creditors, other than obligations on the notes and our indebtedness for money borrowed ranking equally or subordinate to the notes. Notwithstanding the foregoing, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish a criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term “General Obligations” will mean obligations to general creditors as described in that rule or interpretation.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Indebtedness, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the notes. In such an event, we will pay or deliver directly to the holders of Senior Indebtedness any payment or distribution otherwise payable or deliverable to holders of the notes. We will make the payments to the holders of Senior Indebtedness according to priorities existing among those holders until we have paid all Senior Indebtedness, including accrued interest, in full. If, notwithstanding the preceding sentence, the Trustee or the holder of any note receives any payment or distribution before all Senior Indebtedness is paid in full, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or such holder, then such payment or distribution shall be paid over or delivered for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

If such events of bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Indebtedness, the holders of notes together with the holders of any of our other obligations that rank equally with the notes will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the notes and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the notes.

In addition, if any principal, premium or interest in respect of Senior Indebtedness is not paid within any applicable grace period (including at maturity) or any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms, we may not pay the principal of, or interest on, the notes or repurchase, redeem or otherwise retire any notes, unless, in each case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash, subject to certain exceptions as provided in the Indenture. If the notes are accelerated before their stated maturity, the holders of Senior Indebtedness outstanding at the time the notes so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of such Senior Indebtedness before the holders of the notes are entitled to receive any payment on the notes. If, notwithstanding the foregoing, we make any payment to the Trustee or the holder of any note prohibited by the preceding sentences, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or such holder, such payment must be paid over and delivered to us.

Because of the subordination provisions of the Indenture, if we become insolvent, holders of Senior Indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors.

As discussed above, neither the notes nor the indenture contains any limitation on the amount of Senior Indebtedness, parity indebtedness or secured subordinated indebtedness that we may incur or any indebtedness, deposits or other liabilities or any preferred stock that Customers Bank or any of our other subsidiaries may incur or issue. Indebtedness, deposits and other liabilities and any preferred equity of Customers Bank or our other subsidiaries do not fall within the definition of Senior Indebtedness, but the notes are structurally subordinated to all of them.

As of September 30, 2019, we had outstanding indebtedness and other liabilities of approximately $125.5 million ranking senior to the notes, and Customers Bank and our other subsidiaries had outstanding indebtedness, deposits and other liabilities of approximately $10.6 billion, excluding intercompany liabilities, all of which ranks structurally senior to the notes, and had no preferred equity outstanding.

S-15

Optional Redemption

We may, at our option, beginning with the interest payment date of December 30, 2029 and on any interest payment date thereafter, redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Federal Reserve, to the extent that such approval is required. In case of any such election, notice of redemption must be provided to the holders of the notes not less than 30 days nor more than 60 days prior to the redemption date. The selection of notes to be redeemed in any partial redemption will be made in accordance with DTC’s applicable procedures. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state it is a partial redemption and the portion of the principal amount thereof to be redeemed. If we redeem only a portion of the notes on any date of redemption, we may subsequently redeem additional notes.

In addition, we may, at our option and subject to prior approval of the Federal Reserve, to the extent that such approval is required, redeem the notes, in whole but not in part, at any time prior to the stated maturity date, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the date of redemption, in the event of the occurrence of a Tax Event, a Tier 2 Capital Event or an Investment Company Event.

A “Tax Event” is defined as the receipt by us of an opinion of independent tax counsel to the effect that as a result of:

•	an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities;

•	a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation;

•	an amendment to or change in any official position with respect to, or any interpretation of, a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, or

•	a threatened challenge asserted in writing in connection with an audit of our federal income tax returns or positions or a similar audit of any of our subsidiaries or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the notes, in each case, which change or amendment or challenge becomes effective or which pronouncement, decision or challenge is announced on or after the original issue date of the notes, there is more than an insubstantial risk that interest payable by us on the notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes.

A “Tier 2 Capital Event” is defined to mean our reasonable determination that, as a result of (a) any amendment to, or change in, the laws, rules, regulations, policies or guidelines of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the notes; (b) any proposed change in those laws, rules, regulations, policies or guidelines that is announced or becomes effective after the initial issuance of the notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines or policies with respect thereto that is announced after the original issue date of the notes, there is more than an insubstantial risk that we will not be entitled to treat the notes then outstanding as “Tier 2 capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any notes are outstanding.

An “Investment Company Event” is defined to mean our becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

S-16

Our election to redeem any notes upon the occurrence of any of the enumerated events above will be provided to the Trustee in the form of an officers’ certificate at least 60 days prior to the redemption date, or such shorter notice as may be acceptable to the Trustee. In case of any such election, notice of redemption must be provided to the holders of the notes not less than 30 days nor more than 60 days prior to the redemption date. Any such redemption may be subject to the satisfaction of conditions precedent as may be set forth in the applicable notice of redemption. If any such conditions precedent have not been satisfied, we shall provide written notice to the Trustee and each holder of the notes prior to the close of business of the business day prior to the redemption date in the same manner in which the notice of redemption was given. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed as provided in such notice. In no event shall the Trustee be responsible to satisfy any such condition precedent, including making a deposit of money required to effectuate the redemption.

The notes are not subject to repurchase at the option of the holders of the notes.

Events of Default; Limitation on Suits

Under the Indenture, an event of default will occur with respect to the notes only upon the occurrence of any one of the following events:

•	the entry of a decree or order for relief in respect of Customers Bancorp by a court having jurisdiction in the premises in an involuntary case under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order shall have continued unstayed and in effect for a period of 60 consecutive days;

•	the commencement by Customers Bancorp of a voluntary case under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, or the consent by Customers Bancorp to the entry of a decree or order for relief in an involuntary case under any such law; or

•	in the event a receiver, conservator or similar official is appointed for Customers Bancorp’s major subsidiary depository institution (currently, Customers Bank).

If an event of default occurs, the outstanding principal amount and all accrued but unpaid interest on the notes will become due and payable immediately. The foregoing provision would, in the event of the bankruptcy or insolvency involving Customers Bancorp, be subject as to enforcement to the broad equity powers of a federal bankruptcy court and to the determination by that court of the nature and status of the payment claims of the holders of the notes. Subject to certain conditions, but before a judgment or decree for payment of the money due has been obtained, an acceleration may be annulled by the holders of a majority in principal amount of the outstanding notes.

There is no automatic acceleration or right of acceleration in the case of a default in the payment of principal of or interest on the notes or in our non-performance of any other obligation under the notes or the Indenture. If we default in our obligation to pay any interest on the notes when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount due upon maturity, or if we breach any covenant or agreement contained in the Indenture, then the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of the notes of the performance of any covenant or agreement in the Indenture.

The Indenture provides that, subject to the duty of the Trustee upon the occurrence of an event of default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of notes unless such holders shall have offered to the Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities which may be incurred by it in complying with such request or direction. Subject to certain provisions, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the notes.

No holder of a note will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

•	such holder has previously given written notice to the Trustee of a continuing event of default with respect to the notes;

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•	the holders of not less than 25% in principal amount of the notes shall have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture;

•	such holder or holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses, and liabilities to be incurred in complying with such request;

•	the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the Trustee during such 60 day-period by the holders of a majority in principal amount of the outstanding notes.

Merger, Consolidation, Sale, Lease or Conveyance

The Indenture provides that we may not merge or consolidate with or into any person, or sell, lease or convey, in a single transaction or in a series of transactions, all or substantially all of our assets to any person, unless:

•	we are the continuing corporation, or the successor corporation or the person that acquires all or substantially all of our assets is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes all our obligations under the notes and the Indenture;

•	immediately after giving effect to such merger, consolidation, sale, lease or conveyance there is no default (as defined above) or event of default under the Indenture; and

•	we shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating, among other things, that such transaction complies with the terms of the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Upon any such consolidation or merger, sale, lease or conveyance, the successor corporation formed, or into which we are merged or to which such sale, conveyance or transfer is made, shall succeed to, and be substituted for, us under the Indenture with the same effect as if it had been an original party to the Indenture. As a result, we will be released from all our liabilities and obligations under the Indenture and under the notes.

Although there is a limited body of case law interpreting the phrase “substantially all” and similar phrases, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “substantially all” of the property or assets of a person.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all notes, when:

(1)       either:

(i)       all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us or discharged from such trust, have been delivered to the Trustee for cancellation; or

(ii)       all such notes not previously delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise, or will become due and payable within one year and we have irrevocably deposited with the Trustee (or the paying agent if other than the Trustee), in trust, for the benefit of the holders of the notes, cash in United States dollars, non-callable government securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the entire indebtedness on the notes not delivered to the Trustee for cancellation for principal and accrued interest, to the date of maturity or redemption;

(2)       we have paid or caused to be paid all sums payable by us under the Indenture with respect to the notes;

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(3)       we have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be; and

(4)       we have delivered to the Trustee an officers’ certificate and an opinion of counsel stating that the conditions precedent to the satisfaction and discharge of the notes have been satisfied.

Defeasance

We will be deemed to have paid and will be discharged from any and all obligations in respect of the notes and the Indenture on the 91st day after we have made the deposit referred to below, and the provisions of the Indenture will cease to be applicable with respect to the notes (except for, among other matters, certain obligations to register the transfer of or exchange of the notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and to hold funds for payment in trust) if:

(1)       we have irrevocably deposited with the Trustee, in trust, for the benefit of the holders of the notes, cash in United States dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and accrued interest on the notes at the time such payments are due in accordance with the terms of the Indenture;

(2)       we have delivered to the Trustee:

(i)       an opinion of counsel to the effect that holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred, which opinion of counsel must be based upon a ruling of the U.S. Internal Revenue Service, referred to as the IRS, to the same effect or a change in applicable U.S. federal income tax law or related treasury regulations after the date of the Indenture;

(ii)       an opinion of counsel confirming that, among other things, the defeasance trust does not constitute an “investment company” within the meaning of the Investment Company Act of 1940, as amended; and

(iii)       an opinion of counsel to the effect that (subject to customary qualifications and assumptions) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(3)       no default (as defined above) or event of default with respect to the notes will have occurred and be continuing on the date of such deposit, or insofar as events of default due to certain events of bankruptcy, insolvency or reorganization in respect of us are concerned, during the period ending on the 91st day after the date of such deposit, and such deposit shall not (i) cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act in respect of the notes or (ii) result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which we are a party or by which we are bound;

(4)       we have delivered to the Trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of notes over any other creditors of ours or with the intent of defeating, hindering, delaying or defrauding any other creditors of ours;

(5)        we have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that, subject to customary assumptions and exclusions, all conditions precedent provided for or relating to the defeasance have been complied with; and

(6)       the Trustee shall have received such other documents, assurances and opinions of counsel as the Trustee shall have reasonably required.

Supplemental Indentures/Amendments

Except as set forth below, we and the Trustee may enter into an indenture supplemental to the Indenture, with the consent of the holders of a majority in principal amount of the notes then outstanding affected by such amendment, voting as a single class. However, without the consent of each affected holder of the notes, an amendment may not:

•	reduce the principal amount of the outstanding notes the consent of whose holders is required for any amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest on any note;

•	reduce the principal of or change the maturity date of any note;

•	reduce the amount of the principal which would be due and payable upon an acceleration of the stated maturity thereof;

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•	waive a default or event of default in the payment of the principal or interest on any note;

•	make any note payable in money other than those stated in the notes;

•	waive a redemption payment with respect to the notes;

•	impair the right of any holder to institute suit for the enforcement of any payment with respect to the notes;

•	change the definition of Senior Indebtedness except to reduce the scope thereof; or

•	make any changes to the sections of the Indenture regarding waiver of past defaults, the unconditional rights of holders to receive payment or the prohibition on amendments reducing the principal amount of or interest on, or extending the time for payment on, any note without the consent of each affected holder.

We and the Trustee may enter into one or more indentures supplemental to the Indenture, without the consent of any holder of the notes, for any of the following purposes:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for the assumption of the Company’s obligations to holders of the notes by a successor to the Company pursuant to the Indenture;

•	to make any change that would provide any additional rights or benefits to the holders of the notes or that does not adversely affect the legal rights under the Indenture of any such holder;

•	to provide for the issuance of and establish the form and terms and conditions of notes as permitted by the Indenture;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of an indenture under the TIA;

•	to conform the text of the Indenture or the notes to any provision of the description thereof set forth in this prospectus supplement, the accompanying prospectus or term sheet;

•	to add any guarantor or to provide any collateral to secure any notes;

•	to add additional obligors under the Indenture and the notes; or

•	to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee.

Subject to the requirements for the holders to waive a default and to pursue a remedy with respect to the Indenture or the notes and the rights of any holder of a note to receive payment of principal of and interest on such note, holders of a majority in aggregate principal amount of the notes voting as a single class may waive compliance in a particular instance by us with any provision of the Indenture or the note, except as otherwise stated above.

Outstanding Notes; Determinations of Holders’ Actions

Notes outstanding at any time are the notes authenticated by the Trustee except for those cancelled by it, those mutilated, destroyed, lost or stolen that have been replaced by the Trustee, those delivered to the Trustee for cancellation and those described below as not outstanding. A note does not cease to be outstanding because we or an affiliate of us holds the note; provided, however, that in determining whether the holders of the requisite principal amount of notes have given or concurred in any request, demand, authorization, direction, notice, consent, amendment or waiver, notes owned by us or an affiliate of us will be disregarded and deemed not to be outstanding. If the paying agent holds on a redemption date money or securities sufficient to pay notes payable on that date, then immediately after such redemption date such notes will cease to be outstanding.

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The Trustee may make reasonable rules for action by or at a meeting of holders of the notes. The registrar or paying agent may make reasonable rules and set reasonable requirements for its functions.

Limitation on Individual Liability

No director, officer, employee, incorporator or stockholder of us, as such, will have any liability for any obligations of us under the notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of a note, by accepting a note waives and releases such liability. The waiver and release are part of the consideration for the issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Trustee

Wilmington Trust will act as Trustee for the notes under the Indenture, as permitted by the terms thereof. At all times, the Trustee must be a corporation organized and doing business under the laws of the United States or any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision and examination by federal or state authorities and that, together with its direct parent, if any, has a combined capital and surplus of at least $250,000,000. The Indenture shall always have a trustee that satisfies the applicable requirements of the Trust Indenture Act. The Trustee may resign at any time by giving us written notice; and may be removed as Trustee with respect to the notes:

•	by the holders of a majority in aggregate principal amount of the then outstanding notes by notification in writing to us and the Trustee; or

•	by us if (i) the Trustee fails to comply with the eligibility requirements described above; (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any bankruptcy law; (iii) a custodian or public officer takes charge of the Trustee or its property; or (iv) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, we will promptly appoint a successor Trustee. A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to us. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to holders of the notes.

The occurrence of any default under the Indenture could create a conflicting interest for the Trustee under the Trust Indenture Act. If that default has not been cured or waived within 90 days after the Trustee has or acquired a conflicting interest, the Trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as Trustee with respect to the notes issued under the Indenture. If the Trustee resigns, we are required to promptly appoint a successor trustee with respect to the notes.

The Trust Indenture Act also imposes certain limitations on the right of the Trustee, as a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any cash claim or otherwise. The Trustee will be permitted to engage in other transactions with us, provided that, if it acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it must generally either eliminate that conflict or resign.

Wilmington Trust and/or certain of its affiliates have in the past and may in the future provide banking, investment and other services to us. A trustee under the Indenture may act as trustee under any of our other indentures.

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Notes Intended to Qualify as Tier 2 Capital

The notes are intended to qualify as Tier 2 Capital under the capital rules established by the Federal Reserve for bank holding companies that became effective January 1, 2014. The rules set forth specific criteria for instruments to qualify as Tier 2 Capital. Among other things, the notes must:

•	be unsecured;

•	have a minimum original maturity of at least five years;

•	be subordinated to general creditors and all senior indebtedness of the Company: that is, the notes must be subordinated at a minimum to all borrowed money, similar obligations arising from off-balance sheet guarantees and direct credit substitutes, and obligations associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts, and similar arrangements;

•	not contain provisions permitting the holders of the notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of the Company or of a major subsidiary institution of the Company;

•	by their terms be callable by the Company only after five years, unless there occurs (i) a Tax Event, (ii) a Tier 2 capital or (iii) an Investment Company Event;

•	not contain credit sensitive features, such as an interest rate reset, based in whole or in part, on the credit standing of the Company;

•	redemption or repurchase of the notes requires prior Federal Reserve approval; and

•	not contain provisions permitting the institution to redeem or repurchase the notes prior to the maturity date without prior approval of the Federal Reserve.

Notices

Any notices required to be given to the holders of the notes will be given to DTC, and DTC will communicate these notices to DTC participants in accordance with its standard procedures.

Governing Law

The Indenture and the notes are governed by, and will be construed in accordance with, the laws of the State of New York.

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BOOK-ENTRY, DELIVERY AND FORM OF NOTES

General

The notes will be issued in registered, global form in minimum denominations of $25 and integral multiples of $25 thereof. The notes will be issued on the issue date therefor only against payment in immediately available funds.

The notes initially will be represented by one or more permanent global certificates (which may be subdivided) in definitive fully registered form without interest coupons, referred to as the global notes. The global notes will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or its nominee. Investors may hold their beneficial interests in a global note directly through DTC or indirectly through organizations which are participants in the DTC system.

Except as set forth in this prospectus supplement, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below under “— Exchange of Book-Entry Notes for Certificated Notes.” Transfer of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, which may change from time to time.

Depositary Procedures

The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them.

We do not take any responsibility for these operations and procedures and urge investors to contact the systems or their participants to directly discuss these matters. DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations, referred to as participants, and to facilitate the clearance and settlement of transactions in those securities between participants through electronic, computerized book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to banks, securities brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly, referred to as indirect participants. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of participants and indirect participants.

DTC has advised us that, pursuant to procedures established by it:

•	upon deposit of the global notes, DTC will credit the accounts of participants designated by the underwriters with portions of the principal amount of the global notes; and

•	ownership of interests in the global notes will be shown on, and the transfer of ownership of the global notes will be effected only through, records maintained by DTC (with respect to participants) or by participants and indirect participants (with respect to other owners of beneficial interests in the global notes).

Upon issuance, a holder may hold its interests in the global notes directly through DTC if it is a participant, or indirectly through organizations that are participants or indirect participants. The depositaries, in turn, will hold interests in the notes in customers’ securities accounts in the depositaries’ names on the books of DTC.

All interests in a global note will be subject to the procedures and requirements of DTC. The laws of some jurisdictions require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to those persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global note to pledge its interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interests, may be affected by the lack of a physical certificate evidencing its interests. For certain other restrictions on the transferability of the notes, see “— Exchange of Book-Entry Notes for Certificated Notes.”

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Except as described below, owners of interests in the global notes will not have notes registered in their name, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

Payments on the global notes registered in the name of DTC, or its nominee, will be payable in immediately available funds by the Trustee (or the paying agent if other than the Trustee) to DTC or its nominee in its capacity as the registered holder under the Indenture. We and the Trustee, as applicable, will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Neither the Trustee nor any agent thereof has or will have any responsibility or liability for:

•	any aspect of DTC’s records or any participant’s or indirect participant’s records relating to, or payments made on account of, beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by participants and indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of participants or indirect participants and will not be the responsibility of DTC, the Trustee, as applicable, or us.

Neither we nor the Trustee will be liable for any delay by DTC or any of its participants or indirect participants in identifying the beneficial owners of the notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

If less than all of the notes are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each participant in such global notes to be redeemed.

Initial settlement for the notes will be made in immediately available funds. Any secondary market trading activity in interests in the global notes will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will settle in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants who have an interest in DTC’s global notes in respect of the portion of the principal amount of the notes as to which the participant or participants has or have given direction. However, if an event of default exists under the Indenture, DTC reserves the right to exchange the global notes for notes in certificated form and to distribute the certificated notes to its participants.

We believe that the information in this section concerning DTC and its book-entry system has been obtained from reliable sources, but we do not take responsibility for the accuracy or completeness of this information. Although DTC will agree to the procedures described in this section to facilitate transfers of interests in the global notes among participants in DTC, DTC is not obligated to perform or to continue to perform these procedures, and these procedures may be discontinued at any time by giving reasonable notice. Neither we nor the Trustee will have any responsibility or liability for any aspect of the performance by DTC or its participants or indirect participants of any of their respective obligations under the rules and procedures governing their operations or for maintaining, supervising or reviewing any records relating to the global notes that are maintained by DTC or any of its participants or indirect participants.

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Exchange of Book-Entry Notes for Certificated Notes

A global note is exchangeable for certificated notes in definitive, fully registered form without interest coupons if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the global notes and we fail to appoint a successor depositary within 90 days of receipt of DTC’s notice, or DTC has ceased to be a clearing agency registered under the Exchange Act and we fail to appoint a successor depositary within 90 days of becoming aware of this condition; or

•	at our request, DTC notifies holders of the notes that they may utilize DTC’s procedures to cause the notes to be issued in certificated form, and such holders request such issuance.

In addition, beneficial interests in a global note may be exchanged by or on behalf of DTC for certificated notes upon request by DTC, but only upon at least 20 days prior written notice given to the Trustee in accordance with DTC’s customary procedures. In all cases, certificated notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository in accordance with its customary procedures.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

             The following is a general summary of the material U.S. federal income tax considerations that may be relevant to you if you purchase notes in this offering. This summary applies only to holders that purchase notes in the initial offering at their issue price (i.e., the first price at which a substantial amount of notes is sold to investors) and that hold the notes as capital assets (within the meaning of Section 1221 of the Internal Revenue Code of 1986, referred to as the Code) for U.S. federal income tax purposes (generally, assets held for investment). This summary does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of such holder’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Code). In addition, this summary does not apply to you if you are a member of a class of holders subject to special rules, such as a dealer or broker in securities, commodities or currencies; a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings; a bank; an insurance company or other financial institution; a tax-exempt organization; an entity treated as a partnership, S corporation or other pass-through entity for U.S. federal income tax purposes and investors therein; an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements; a person that owns notes that are a hedge or that are hedged against interest rate risks; a person that owns notes as part of a straddle, constructive sale or conversion transaction for tax purposes or other integrated transaction or risk reduction transaction; a person that purchases or sells notes as part of a wash sale for tax purposes; a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar; a U.S. expatriate; a regulated investment company or real estate investment trust; a controlled foreign corporation or a passive foreign investment company; a person deemed to sell the notes under the constructive sale provisions of the Code; a retirement plan, individual retirement account, 401(k) plan or similar tax favored account, or a person that will hold the notes in a retirement plan, individual retirement account, 401(k) plan or similar tax favored account; or a person liable for alternative minimum tax. In addition, this summary does not address any non-income tax considerations or any non-U.S. or state or local tax consequences.

We believe that the notes should be treated as debt for U.S. federal income tax purposes and the remainder of this summary assumes that the notes will be so treated. We have not sought any ruling from the IRS with respect to this tax treatment, or in respect of the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions. A different treatment could adversely affect the amount, timing, and character of income, gain or loss in respect of an investment in the notes.

This section is based on the Code, its legislative history, existing, temporary and proposed regulations promulgated thereunder, referred to as the Treasury regulations, and administrative and judicial interpretations thereof, published rulings and court decisions, all as in effect on the date of this prospectus supplement. The laws and authorities discussed herein are subject to change, possibly on a retroactive basis. No assurances can be given that any change in these laws or authorities will not affect the accuracy of the discussion set forth in this summary.

If a partnership holds the notes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its independent tax advisors with regard to the U.S. federal income tax treatment of an investment in the notes.

You should consult your independent tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes in light of your particular circumstances, as well as any tax considerations arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

U.S. Holders

This section applies to you if you are a “U.S. holder.” As used herein, the term “U.S. holder” means a beneficial owner of a note who or that is, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity classified as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (as defined in the Code) have authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect to be treated as a U.S. person for federal income tax purposes.

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If you are not a U.S. holder, this section does not apply to you and you should refer to “— Non-U.S. Holders” below.

Payments of Interest.  We expect, and the remainder of this summary assumes, that the notes will be issued at par or at a discount that is not more than a de minimis amount of original issue discount for U.S. federal income tax purposes, and therefore will not be subject to the rules governing “original issue discount.” Accordingly, stated interest paid on a note generally will be taxable to you as ordinary interest income from sources within the United States at the time it accrues or is received, depending on your method of accounting for U.S. federal income tax purposes.

If you purchase the notes for an amount that differs from the principal amount of the notes, you may be subject to special tax rules relating to market discount and debt securities purchased at a premium. The rules regarding market discount and the purchase of debt securities at a premium are complex and you should consult your independent tax advisors regarding these rules.

Purchase, Sale, Exchange, Redemption or Retirement of the Notes.  Your federal income tax basis in your note generally will be its cost. Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference between the amount you realized on the sale, exchange, redemption, retirement or other taxable disposition of a note, excluding an amount equal to any accrued but unpaid interest (which will be taxable as ordinary income to the extent not previously included in income), and your federal income tax basis in your note. Your amount realized is the sum of cash plus the fair market value of any property received upon the sale, exchange, redemption, retirement or other taxable disposition of a note. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if at the time of sale, exchange, redemption, retirement or other taxable disposition you have held the note for more than one year or short-term capital gain or loss if the note was held for one year or less. Under current law, long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced tax rates. Your ability to offset capital losses against ordinary income is limited.

Medicare Tax.  Certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their net investment income, referred to as the “Medicare tax.” For these purposes, “net investment income” generally includes interest (including interest paid or accrued with respect to the notes), dividends, annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange, redemption, retirement or other taxable disposition of the notes and certain other income), but will be reduced by certain permitted deductions properly allocated to such income or net gain. If you are a U.S. holder that is an individual, estate or trust, you should consult your independent tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Non-U.S. Holders

This section applies to you if you are a “non-U.S. holder.” As used herein, the term “non-U.S. holder” means a beneficial owner of a note who or that is an individual, corporation, estate or trust and is not a U.S. holder.

If you are a U.S. holder, this subsection does not apply to you and you should refer to “— U.S. Holders” above.

Payments of Interest.  Under U.S. federal income tax laws, and subject to the discussion of the Foreign Account Tax Compliance Act, referred to as FATCA, and backup withholding below, if you are a non-U.S. holder of notes, you generally will not be subject to U.S. federal income tax, including withholding tax, on payments of interest with respect to the notes provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury regulations;

•	you are not a “controlled foreign corporation” that is related directly or constructively to us through stock ownership;

•	you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code (generally in connection with an extension of credit pursuant to a loan agreement entered into in the ordinary course of the bank’s trade or business).

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In addition, for this exemption from U.S. federal withholding tax to apply, a non-U.S. holder must provide the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or W-8BEN-E, or other appropriate documentation, certifying, under penalties of perjury, that such non-U.S. holder is not a U.S. person. If the non-U.S. holder holds its notes through a financial institution or other agent acting on its behalf, such non-U.S. holder will be required to provide appropriate documentation to the agent. Such non-U.S. holder’s agent will then be required to provide such documentation to the applicable withholding agent.

If you cannot satisfy the requirements outlined above, interest on the notes that is not effectively connected income (as discussed below) generally will be subject to U.S. federal withholding tax (currently imposed at a 30% rate, or a lower rate if an applicable income tax treaty so provides and you satisfy the relevant certification requirements). We will not pay any additional amounts to you in respect of any amounts so withheld. If interest on the notes is effectively connected with the conduct by you of a trade or business within the United States and, if an income tax treaty applies, such interest is attributable to a permanent establishment or fixed base in the United States, you generally will be subject to U.S. federal income tax on such interest in the same manner as if you were a U.S. holder and, if you are a non-U.S. corporation, you may also be subject to the branch profits tax (currently imposed at a rate of 30% or a lower rate if an income tax treaty so provides). Any such interest will not also be subject to U.S. federal withholding tax, however, if you deliver to us a properly executed IRS Form W-8ECI or acceptable substitute form in order to claim an exemption from U.S. federal withholding tax.

Purchase, Sale, Exchange, Redemption or Retirement of the Notes.  Subject to the discussion of backup withholding below, upon the sale, exchange, redemption, retirement or other taxable disposition of a note, you generally will not be subject to U.S. federal income or withholding tax on any gain recognized unless (1) the gain is effectively connected with the conduct by you of a trade or business within the United States and, if required under an applicable income tax treaty, is attributable to a permanent establishment or fixed base in the United States, or (2) you are a nonresident alien individual, who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met. If you are a non-U.S. holder who is described under (1) above, see the discussion below under “- Effectively Connected Income.” If you are a non-U.S. holder who is described under (2) above, you generally will be subject to a flat 30% tax on the gain derived from the sale, exchange, redemption, retirement or other taxable disposition of notes, which may be able to be offset by certain U.S. capital losses (notwithstanding the fact that you are not considered a U.S. resident for U.S. federal income tax purposes). Any amount attributable to accrued but unpaid interest on the notes generally will be treated in the same manner as payments of interest made to you, as described above under “— Payments of Interest.”

Effectively Connected Income.  If interest or gain recognized on a note is effectively connected with the conduct of a trade or business within the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained by the non-U.S. holder in the United States, then such interest or gain will not be subject to the U.S. federal withholding tax discussed above if, in the case of interest, the non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI. Such interest or gain, however, will generally be subject to U.S. federal income tax on a net income basis at regular U.S. federal income rates. In addition, a non-U.S. holder that is a foreign corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits, as adjusted for certain items, unless such non-U.S. holder qualifies for a lower rate or an exemption from such branch profits tax under an applicable income tax treaty.

Backup Withholding and Information Reporting

If you are a U.S. holder, information reporting generally will apply to certain payments of principal of, and interest on the notes and to the proceeds of the sale or other disposition (including a retirement or a redemption) of a note unless such U.S. holder is an exempt recipient (including, among others, a corporation or a tax exempt organization).  In general, a U.S. holder may be subject to U.S. federal backup withholding on payments on the notes and the proceeds of a sale or other disposition of the notes if such U.S. holder fails to (i) provide a properly completed and executed IRS Form W-9 to the applicable withholding agent providing such U.S. holder’s taxpayer identification number and complying with certain certification requirements or (ii) otherwise establish an exemption from backup withholding.  Backup withholding is not an additional tax. We will not pay any additional amounts to you in respect of any amounts so withheld.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our notes by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States unless the proceeds are transferred to an account maintained by the holder in the United States, the payment of proceeds or the confirmation of the sale is mailed to the holder at a United States address or the sale has some other specified connection to the United States. However, if a non-U.S. holder sells or otherwise disposes of our notes through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and also to backup withhold on that amount unless such non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. person or otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code). Information reporting will also apply if a non-U.S. holder sells our notes through a foreign broker which derives more than a specified percentage of its income from U.S. sources or has certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. holder is a non-U.S. person and certain other conditions are met, or such non-U.S. holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code).

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Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder of notes generally will be allowed as a refund or a credit against such holder’s U.S. federal income tax liability as long as such holder provides the required information to the IRS in a timely manner.

FATCA

FATCA imposes, under certain circumstances, a withholding tax of 30% on payments of U.S. source interest made to certain non-U.S. entities (whether such non-U.S. entities are beneficial owners or intermediaries) unless various information reporting requirements are satisfied. Among other requirements, “foreign financial institutions” generally must provide information about their United States account holders and “non-financial foreign entities” must provide information about their substantial United States owners. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to FATCA may be subject to different rules. If an interest payment is subject both to withholding under FATCA and to the U.S. federal withholding tax discussed above under “Non-U.S. Holder — Payments of Interest,” the U.S. federal withholding tax under FATCA may be credited against, and therefore reduce, such other U.S. federal withholding tax. In addition, under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of any taxes imposed pursuant to FATCA. We will not pay any additional amounts to you in respect of any amounts withheld pursuant to FATCA. Prospective purchasers of the notes should consult their own independent tax advisors regarding these withholding and reporting provisions.

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CERTAIN ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Part 4 of Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, each referred to as a “Plan,” should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and other plans that are subject to Section 4975 of the Code but not Part 4 of Title I of ERISA, also referred to as “Plans,” from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons and penalties and liabilities under ERISA and the Code for the fiduciary of the Plan, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA), referred to as Non-ERISA Arrangements, are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under other applicable federal, state, local, non-U.S. or other laws, referred to as “Similar Laws.”

The acquisition of the notes by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity, referred to as a “Plan Asset Entity,” with respect to which we, certain of our affiliates or the underwriters are or become a party in interest or disqualified person may result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the notes are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase of the notes. These exemptions include, without limitation, PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide limited relief from the prohibited transactions provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the notes nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction, referred to as the service provider exemption. There can be no assurance that all of the conditions of any such exemptions will be satisfied with respect to transactions involving the notes.

Because of the foregoing, the notes should not be acquired by any person investing “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Each purchaser or holder of the notes or any interest therein, and each person making a decision to purchase or hold the notes on behalf of any such purchaser or holder, will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), on each day from and including the day on which the purchaser or holder acquires the notes or any interest therein through the date on which such purchaser disposes of the notes or its interests in the notes, that by its purchase or holding of the notes or any interest therein that either (1) it is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the notes on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement, or (2) the acquisition of the notes will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

Neither we, nor the Trustee, nor any underwriter, nor any of our or their respective affiliates, referred to as the “Transaction Parties,” will be making an investment recommendation or providing investment advice on which any Plan, or Plan Asset Entity, or the fiduciary or other person with investment responsibilities over the assets of such Plan or Plan Asset Entity, that is considering an investment in the notes or any interest therein will rely in connection with the decision to acquire such notes or interest therein, and none of the Transaction Parties is acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to such Plan or Plan Asset Entity in connection with the Plan’s or the Plan Asset Entity’s acquisition of the notes or interest therein (unless an applicable prohibited transaction exemption is available to cover the purchase or holding of such notes or interest therein, or the transaction is not otherwise prohibited), and such person or persons is or are exercising its or their own independent judgment in evaluating the investment in the notes or interest therein.

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The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering acquiring the notes on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investments as well as the availability of exemptive relief under any of the PTCEs listed above or the service provider exemption, as applicable. Purchasers of the notes have exclusive responsibility for ensuring that their purchase of the notes does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any applicable Similar Laws. The sale of any note to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us, the underwriters or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

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UNDERWRITING

We have entered into an underwriting agreement with B. Riley FBR, Inc., as the representative of the underwriters named below, with respect to the notes being offered pursuant to this prospectus supplement. Subject to certain conditions, each of the underwriters has agreed, severally and not jointly, to purchase the aggregate principal amount of notes in this offering set forth next to its name in the following table.

Underwriters	Principal Amount of Notes
B. Riley FBR, Inc.	$15,925,000
D.A. Davidson & Co.	14,625,000
Janney Montgomery Scott LLC	14,625,000
William Blair & Company, L.L.C.	7,475,000
Boenning & Scattergood, Inc.	5,200,000
Incapital LLC	3,900,000
Maxim Group LLC	1,625,000
Wedbush Securities Inc.	1,625,000
Total	$65,000,000

The underwriting agreement provides that the obligation of the underwriters to purchase the notes included in this offering is subject to approval of certain legal matters by counsel and to certain other conditions. The underwriting agreement provides that the obligations of the underwriters are several, which means that each underwriter is required to purchase a specific principal amount of the notes, but is not responsible for the purchase commitment of any other underwriter. Subject to the conditions to the obligations of the underwriters to purchase the notes, the underwriters are obligated to purchase all of the notes if any of the notes are purchased. The underwriters reserve the right to reject, cancel or modify any order of notes in whole or in part.

We have granted to the underwriters the option to purchase up to an additional $9,750,000 of notes at the public offering price, less the underwriting discount and commissions, which we refer to as the option. If any notes are purchased pursuant to the option, the underwriters will, severally but not jointly, purchase the additional notes in approximately the same proportions as set forth in the above table. This prospectus supplement also qualifies the grant of the option and the notes issuable upon the exercise thereof. A purchaser who acquires any notes forming part of the underwriters’ overallocation position acquires such notes under this prospectus supplement, regardless of whether the overallocation position is ultimately filled through the exercise of the option or secondary market purchases.

Discounts

The underwriters propose to offer the notes directly to the public initially at the public offering price set forth on the cover page of this prospectus supplement, plus accrued interest, if any, from December 9, 2019 to the date of delivery of the notes. After the initial offering of the notes to the public, the public offering price and other selling terms may be changed by the underwriters.

The underwriters propose to offer the notes initially at the public offering price on the cover page of this prospectus supplement and to broker-dealers less a concession of up to 2% of the principal amount of the notes. After the initial public offering, the public offering price and concession to broker-dealers may be changed by the representative.

The following table shows the per note and total underwriting discount and commissions we will pay to the underwriters.

Per Note	3.15%
Total(1)	$2,047,500

________

(1)	If the underwriters exercise the option in full, the total underwriting discount and commissions will be $2,354,625.

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The underwriters propose to offer the notes directly to the public initially at the public offering price set forth on the cover page of this prospectus supplement, plus accrued interest, if any, from December 9, 2019 to the date of delivery of the notes. After the initial offering of the notes to the public, the public offering price and other selling terms may be changed by the underwriters. Certain expenses associated with the offer and the sale of the notes, exclusive of the underwriting discount and commissions, are estimated to be approximately $320,000 and will be paid by us. We have agreed to pay certain expenses of the underwriters in connection with the offer and sale of the notes, including the legal fees and expenses of counsel for the underwriters, not to exceed $100,000 in the aggregate.

No Sales of Similar Securities

We have agreed, for a period beginning on the date of the underwriting agreement and continuing to and including the closing date of the offering contemplated hereby, that we will not, without the prior written consent of B. Riley FBR, Inc., directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities or nonconvertible preferred stock of ours or any of our subsidiaries.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of any of those liabilities.

Stock Exchange Listing

The notes are a new issue of securities with no established trading market. We will apply to list the notes on the New York Stock Exchange. If approved for listing, we expect trading in the notes to begin within 30 days after the notes are first issued. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of this offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of any trading market for the notes or that an active public market for the notes will develop or be maintained. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar subordinated securities, our operating performance and financial condition, general economic conditions and other factors.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of notes in excess of the principal amount of notes to be purchased by the underwriters in this offering, which creates a short position. Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress. The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering short positions or making stabilizing purchases, repurchases notes originally sold by the syndicate member. Any of these activities may cause the price of the notes to be higher than the price that otherwise would exist in the absence of such activities. These activities, if commenced, may be discontinued at any time.

Extended Settlement

We expect to deliver the notes against payment for such notes on or about December 9, 2019, which will be the third business day following the date of the pricing of the notes (“T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of the pricing of the notes will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of the pricing of the notes should consult their own advisors.

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Other Relationships

The underwriters, and some of their affiliates, have performed and expect to continue to perform financial and investment banking services for us from time to time in the ordinary course of their respective businesses, and have received, and may continue to receive, compensation for such services.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Stradley Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters.

EXPERTS

Our audited consolidated financial statements as of December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, and management's assessment of effectiveness of internal controls over financial reporting as of December 31, 2018 incorporated by reference in this prospectus supplement have been so incorporated in reliance upon the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. These documents may include periodic reports, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and definitive Proxy Statements. Any documents that we subsequently file with the SEC prior to the termination of this offering will automatically update and replace the information we previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus supplement or the accompanying prospectus and information incorporated by reference into this prospectus supplement or the accompanying prospectus, you should rely on the information contained in the document that was filed later.

This prospectus supplement incorporates by reference the documents listed below that we previously have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 1, 2019 (including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2019);

•	Our Amended Annual Report on Form 10-K/A for the year ended December 31, 2018, filed with the SEC on April 24, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 9, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 8, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 7, 2019; and

•	Our Current Reports on Form 8-K filed with the SEC on March 7, 2019, June 3, 2019, June 19, 2019, July 1, 2019, September 25, 2019 and October 25, 2019.

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules) prior to the termination of this offering.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its web site at http://www.sec.gov. You also may obtain these documents from us without charge by visiting our web site at http://www.customersbank.com or by requesting them from Michael De Tommasso, Corporate Secretary, Customers Bancorp, Inc., 1015 Penn Avenue, Suite 103, Wyomissing, PA 19610; telephone (610) 933-2000. Except as expressly stated herein, the information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus or any other report or document we file with or furnish to the SEC.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. In addition, we maintain a website that contains information about us, including documents we have filed with the SEC, at http://www.customersbank.com. Except as expressly stated herein, the information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus or any other report or document we file with or furnish to the SEC.

We have also filed a registration statement (No. 333-218483) with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are parts of the registration statement. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement and the exhibits and schedules from the SEC at the website address listed above. The registration statement may contain additional information that may be important to you.

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PROSPECTUS

$500,000,000

Customers Bancorp, Inc.

Debt Securities
Voting Common Stock
Class B Non-Voting Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Warrants
Units

We may offer and sell from time to time, in one or more transactions, up to $500,000,000 in aggregate offering amount of the securities listed above. This prospectus provides you with a general description of these securities.  Each time we offer any securities pursuant to this prospectus, we will provide the specific terms of the securities being offered, including the specific amounts, prices and other terms, in one or more supplements to this prospectus. The prospectus supplements and any related free writing prospectus also may add, update or change information contained in this prospectus.  You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the documents incorporated by reference in this prospectus and any prospectus supplement, before you invest in any of these securities. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being offered and sold to you.

We may offer and sell these securities directly or through agents, dealers or underwriters as designated by us from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the offer and sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.  See "Plan of Distribution" for a further description of the manner in which we may offer and sell the securities covered by this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol "CUBI." Unless otherwise indicated in the applicable prospectus supplement, the other securities offered hereby will not be listed on a national securities exchange.

These securities are not savings accounts, deposits or other obligations of our bank or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation, or the FDIC, or any other government agency.

Investing in our securities involves risks. See "Risk Factors" beginning on page S-2 of this prospectus, as well as those risk factors contained in any prospectus supplement and in our reports filed with the Securities and Exchange Commission, or the SEC, that are incorporated or deemed to be incorporated by reference herein or in any applicable prospectus supplement, to read about other risk factors you should consider before investing in our securities.

None of the SEC, any state securities commission, the Federal Reserve, the FDIC or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 23, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, using a "shelf" registration process. Under this shelf registration statement, we are registering an unspecified amount of each class of the securities described in this prospectus, and may sell any combination of these securities in one or more offerings from time to time in the future, up to an aggregate offering amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer and sell. Each time we sell securities, we will provide one or more prospectus supplements containing specific information about the amounts, prices and other terms of the securities and the offering. The prospectus supplements may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement, you should rely on the information in that prospectus supplement.  You should read both this prospectus and any prospectus supplement together with the additional information described under the headings "Incorporation of Certain Documents by Reference" and  "Where You Can Find More Information."

This prospectus and any accompanying prospectus supplement do not contain all of the information set forth or incorporated by reference in the registration statement or the exhibits filed therewith. Statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that we file any agreement or document as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement, and, if made, such information or representation must not be relied upon as having been given or authorized. Neither this prospectus nor any prospectus supplement constitutes an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus or any such prospectus supplement, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus or any prospectus supplement will not, under any circumstances, create any implication that the information is correct as of any time subsequent to the date of this prospectus or such prospectus supplement. You should assume that the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or other offering materials is accurate only as of the dates of those documents or the documents incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

We have not taken any action to permit a public offering of the securities offered by this prospectus or any prospectus supplement outside the United States or to permit the possession or distribution of this prospectus outside the United States, unless the applicable prospectus supplement so specifies. Persons outside the United States who come into possession of this prospectus or any prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus or such prospectus supplement outside of the United States.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus and any applicable prospectus supplement carefully, including the "Risk Factors" sections contained in this prospectus or the applicable prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2016, as may be updated by our subsequently-filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference herein, and our financial statements and the related notes and the other documents incorporated by reference herein, which are described under the heading "Incorporation of Certain Documents by Reference" in this prospectus.

Customers Bancorp, Inc.

Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank. Customers Bank is a community-based, full-service bank. A member of the Federal Reserve System and with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, New York, Rhode Island, Massachusetts, New Hampshire and New Jersey. Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of technology to provide customers better access to their money, as well as Concierge Banking® by appointment at customers' homes or offices 12 hours a day, seven days a week. Customers Bank offers a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.  BankMobile is a division of Customers Bank, offering state of the art high tech digital banking services with high level of personal customer service.  At March 31, 2017, Customers Bancorp had total assets of $9.9 billion, including total loans, net of the allowance for doubtful accounts (including held-for-sale loans) of $8.2 billion, total deposits of $6.6 billion, and shareholders' equity of $880 million.

Our principal executive offices are located at 1015 Penn Avenue, Suite 103, Wyomissing, Pennsylvania, 19610. Our telephone number is (610) 993-2000. Our Internet address is www.customersbank.com. Information on, or accessible through, our web site is not part of this prospectus or any prospectus supplement, other than documents that we file with the SEC that are incorporated herein or therein by reference.

All references in this prospectus and any prospectus supplement to "Customers Bancorp," "Customers," the "Company," "we," "us," "our," or similar references refer to Customers Bancorp, Inc., and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

RISK FACTORS

An investment in our securities involves substantial risks. In consultation with your own advisers, you should carefully consider, among other matters, the risk factors and other information we include or incorporate by reference in this prospectus and any prospectus supplement before deciding whether to invest in our securities.  In particular, you should carefully consider, among other things, the factors described under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which is incorporated herein by reference, and any reports we file with the SEC in the future, which may amend, supplement or supersede those factors.  If any of the risks contained in or incorporated by reference into this prospectus or any prospectus supplement develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the market price of our securities could decline and you may lose all or part of your investment. Some statements in this prospectus and any prospectus supplement, and in the documents incorporated by reference into this prospectus or any prospectus supplement, including statements relating to the risk factors, constitute forward-looking statements. See the "Cautionary Note Regarding Forward-Looking Statements" sections in this prospectus and any prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein, as well as other written or oral communications made from time to time by us contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "plan," "intend," or "anticipate" or the negative thereof or comparable terminology.  Forward-looking statements reflect numerous assumptions, estimates and forecasts as to future events. No assurance can be given that the assumptions, estimates and forecasts underlying such forward-looking statements will accurately reflect future conditions, or that any guidance, goals, targets or projected results will be realized. The assumptions, estimates and forecasts underlying such forward-looking statements involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions, which may not be realized and which are inherently subject to significant business, economic, competitive and regulatory uncertainties and known and unknown risks, including the risks described under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q, as such factors may be updated from time to time in our filings with the SEC. Our actual results may differ materially from those reflected in the forward-looking statements.

In addition to the risks described under "Risk Factors" in this prospectus, any accompanying prospectus supplement and the reports we file with the SEC under the Securities Exchange Act of 1934, as amended, important factors to consider and evaluate with respect to such forward-looking statements include:

•	changes in external competitive market factors that might impact our results of operations;
•	changes in laws and regulations, including without limitation changes in capital requirements under Basel III;
•	changes in our business strategy or an inability to execute our strategy due to the occurrence of unanticipated events;
•	our ability to identify potential candidates for, and consummate, acquisition or investment transactions;
•	the timing of acquisition, investment or disposition transactions;
•	constraints on our ability to consummate an attractive acquisition or investment transaction because of significant competition for these opportunities;
•	our failure to complete any or all of the transactions we have publicly announced on the terms contemplated;
•	local, regional and national economic conditions and events and the impact they may have on us and our customers;
•
costs and effects of regulatory and legal developments, including the results of regulatory examinations and the outcome of regulatory or other governmental inquiries and proceedings, such as fines or restrictions on our business activities;

•	our ability to attract deposits and other sources of liquidity;
•	changes in the financial performance and/or condition of our borrowers;
•	changes in the level of non-performing and classified assets and charge-offs;
•	changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;
•	inflation, interest rate, securities market and monetary fluctuations;
•
timely development and acceptance of new banking products and services and perceived overall value of these products and services by users, including the products and services being developed and introduced to the market by the BankMobile division of Customers Bank;

•	changes in consumer spending, borrowing and saving habits;
•	technological changes;
•	our ability to increase market share and control expenses;
•	continued volatility in the credit and equity markets and its effect on the general economy;
•
effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

•
the businesses of Customers Bank and any acquisition targets or merger partners and subsidiaries not integrating successfully or such integration being more difficult, time-consuming or costly than expected;

•
material differences in the actual financial results of merger and acquisition activities compared with expectations, such as with respect to the full realization of anticipated cost savings and revenue enhancements within an expected time frame;

•	our ability to successfully implement our growth strategy, control expenses and maintain liquidity;
•	Customers Bank's ability to pay dividends to Customers Bancorp.
•	risks related to our planned divestiture of BankMobile, including:
• our ability to successfully complete a divestiture of BankMobile and the timing of completion;
• the ability of Customers and the acquirer of BankMobile to meet all of the conditions to completion of a proposed divestiture;
•
the impact of the announcement of our plan to divest BankMobile generally and/or the announcement of a particular proposed transaction for the divestiture of BankMobile on the value of our securities, our business and our relationships with employees and customers;

• our use of the proceeds, if any, from a divestiture;
• the effect on Customers' business if our planned divestiture of BankMobile is not completed and we are unable to sell or otherwise divest BankMobile before exceeding $10 billion in assets;
•	risks relating to BankMobile, including:
•
that integration of the Higher One Disbursement business with BankMobile may be less successful, more difficult, time-consuming or costly than expected, and that BankMobile may be unable to realize anticipated cost savings and revenue enhancements within the expected time frame or at all;

• the number of existing student customers who transfer their accounts to BankMobile from one of Higher One's former bank partners;
• material variances in the adoption rate of BankMobile's services by new students and/or the usage rate of BankMobile's services by current student customers compared to our expectations;
• material variances in the number of BankMobile student accounts retained following graduation compared to our expectations;
•
the levels of usage of other BankMobile student customers following graduation of additional product and service offerings of BankMobile or Customers Bank, including mortgages and consumer loans, and the mix of products and services used;

• our ability to implement changes to BankMobile's product and service offerings under current and future regulations and governmental policies;
•
our ability to effectively manage revenue and expense fluctuations that may occur with respect to BankMobile's student-oriented business activities, which result from seasonal factors related to the higher-education academic year;

•
our ability to implement our strategy regarding BankMobile, including with respect to planned divestiture of the BankMobile business in the future, depending upon market conditions and opportunities; and

•	BankMobile's ability to successfully implement its growth strategy and control expenses.

You are cautioned not to place undue reliance on any forward-looking statements we make, which speak only as of the date they are made. We do not undertake any obligation to release publicly or otherwise provide any revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required under applicable law.

USE OF PROCEEDS

  Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities to fund our organic growth in a manner consistent with our growth strategy and for working capital and other general corporate purposes. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Ratio of Earnings to Fixed Charges

The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Three Months Ended March 31,	Year Ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	6.45x	6.62x	5.89x	5.66x	16.44x	53.69x
Including interest on deposits	2.68x	2.90x	2.79x	2.70x	3.08x	2.66x

The ratio of earnings to fixed charges is calculated in accordance with SEC requirements and computed by dividing earnings by fixed charges. For purposes of computing the ratios of earnings to fixed charges, earnings represent earnings from continuing operations before income taxes plus fixed charges. Fixed charges, excluding interest on deposits, include interest expense from both continuing and discontinued operations. Fixed charges, including interest on deposits, include the foregoing items plus interest on deposits.  As of December 31, 2016, BankMobile's operating results have been presented as discontinued operations in our consolidated financial statements.  Accordingly, prior period amounts have been reclassified to conform to this presentation.

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

The following table sets forth our historical ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Three Months Ended March 31,	Year Ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
Excluding interest on deposits	4.11x	4.78x	5.22x	5.66x	16.44x	53.69x
Including interest on deposits	2.28x	2.57x	2.66x	2.70x	3.08x	2.66x

The ratio of earnings to combined fixed charges and preferred stock dividends is calculated in accordance with SEC requirements and computed by dividing earnings by fixed charges and preferred stock dividends. For purposes of computing the ratios of earnings to combined fixed charges and preferred stock dividends, earnings represent earnings from continuing operations before income taxes plus fixed charges. Fixed charges, excluding interest on deposits, include interest expense from both continuing and discontinued operations.  Fixed charges, including interest on deposits, include the foregoing items plus interest on deposits.  As of December 31, 2016, BankMobile's operating results have been presented as discontinued operations in our consolidated financial statements.  Accordingly, prior period amounts have been reclassified to conform to this presentation.

DESCRIPTION OF THE SECURITIES

This prospectus contains a summary of the debt securities, the common stock, the preferred stock, the depositary shares, the purchase contracts, the warrants and the units that we may offer and issue under this prospectus. The following summaries are not meant to be a complete description of each of these securities. This prospectus and any accompanying prospectus supplement describe the material terms for each security. You should read these documents as well as the documents filed as exhibits to or incorporated by reference in this registration statement. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes the general provisions of the debt securities we may offer and issue under this prospectus.  The applicable prospectus supplement relating to a specific offer and issuance of debt securities by us will provide additional information regarding the terms of the debt securities. You should read any prospectus supplement related to the specific debt securities being offered and issued, as well as the provisions of the indenture and any supplemental indenture and the form of debt security relating to such debt securities that provide the terms of such debt securities.

The debt securities offered and issued by this prospectus will be unsecured obligations of Customers, unless otherwise provided in the applicable prospectus supplement, and will be either senior or subordinated debt.  Any debt securities we issue will be issued under an indenture between us and a trustee to be determined prior to the time of issuance, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Customers Bancorp is a bank holding company and almost all of our operating assets are owned by Customers Bank.  We are a legal entity separate and distinct from Customers Bank.  We rely primarily on dividends from Customers Bank to meet our obligations.  There are regulatory limitations on the payment of dividends directly or indirectly to us from Customers Bank.  Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of Customers Bank, and holders of debt securities should look only to our assets for payments of the debt securities.

General

The indenture does not limit the aggregate principal amount of debt securities which we may issue and provides that we may issue debt securities under the indenture from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the debt securities of any series, issue debt securities having the same ranking and the same terms (other than the public offering price, issue date, payment of interest accruing prior to the issue date and, under some circumstances, the first interest payment date) as the debt securities of a previously issued series. Any additional debt securities having such identical terms, together with the debt securities of the applicable series previously issued, will constitute a single series of debt securities under the indenture.

Unless otherwise provided in a prospectus supplement, any senior debt securities we issue will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. Any subordinated debt securities we issue will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, which term includes senior debt securities, as described below under "—Subordination." In certain events of insolvency, the subordinated debt securities will also be subordinated to certain other financial obligations, as described below under "—Subordination."

Because Customers Bancorp is a holding company, our rights and the rights of our creditors, including holders of debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that Customers Bancorp is a creditor of the subsidiary. The right of our creditors, including holders of debt securities, to participate in the distribution of stock owned by Customers Bancorp in some of our subsidiaries, including Customers Bank and any other banking subsidiaries of ours, may also be subject to approval by bank regulatory authorities having jurisdiction over these subsidiaries.

You should read the applicable prospectus supplement relating to the particular debt securities being offered and issued for specific terms, including, where applicable:

•	the title and type of the debt securities;
•	any limit on the aggregate principal amount;
•	the principal payment dates;
•
the interest rates, if any, which rate may be zero if the debt securities are issued at a discount from the principal amount payable at maturity, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar method;

•	the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;
•	the interest payment dates and regular record dates;
•
the place or places where the principal of, any premium or interest on any debt securities will be payable, where any of debt securities may be surrendered for registration of transfer or exchange, and where any debt securities may be surrendered for conversion or exchange;

•
whether any of the debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;

•
whether we will be obligated to redeem or purchase any of the debt securities pursuant to any sinking fund or analogous provision or at the holder's option, and, if so, the dates or prices and the other terms on which the debt securities must be redeemed or purchased pursuant to this obligation and any provisions for the remarketing of the debt securities so redeemed or purchased;

•
whether the debt securities will be convertible into our common or preferred stock and/or exchangeable for other securities or ours and, if so, the terms and conditions upon which the debt securities will be convertible or exchangeable;

•	if other than United States dollars, the currency of payment in which the principal of, any premium or interest on the debt securities will be paid;
•
if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•
whether the principal of, any premium or interest on the debt securities will be payable, at our or the holder's election, in a currency other than that in which the debt securities are stated to be payable, and the dates and the other terms upon which this election may be made;

•	any index, formula or other method used to determine the amount of principal of, any premium or interest on the debt securities;
•	whether the debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;
•	whether the debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

•
in the case of subordinated debt securities, the relative degree, if any, to which the subordinated debt securities will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of ours in right of payment, whether the other series of subordinated debt securities or other indebtedness is outstanding or not;

•	whether the debt securities will be guaranteed as to payment or performance;
•
any deletions from, modifications of or additions to the events of default or covenants of Customers Bancorp, and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to the debt securities due and payable;

•	whether the provisions described below under "—Discharge, Defeasance and Covenant Defeasance" will be applicable to the debt securities;
•	whether any of the debt securities are to be issued upon the exercise of warrants and the time, manner and place for the debt securities to be authenticated and delivered; and
•	any other terms of the debt securities and any other deletions from or modifications or additions to the applicable indenture.

Unless otherwise set forth in the applicable prospectus supplement, we will only issue the debt securities in fully registered form without coupons.

Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on the debt securities will initially be payable at the corporate trust office of the trustee.

Interest on debt securities may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States and will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

Unless otherwise set forth in the applicable prospectus supplement, the trustee will act as the paying agent. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Unless otherwise set forth in the applicable prospectus supplement, holders may present the debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by us or the security registrar, or exchange for other debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by us for this purpose, which will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We are not required to issue, register the transfer of, or exchange debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities and ending at the close of business on the day of mailing or register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

The debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. Debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount. U.S. Federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

If the purchase price, or the principal of, or any premium or interest on, any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies or currency units, the restrictions, elections, U.S. Federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Conversion and Exchange

The terms, if any, on which debt securities are convertible into or exchangeable for, either mandatorily or at our or the holder's option, property or cash, common stock, preferred stock or other securities of ours, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Global Securities

The debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global debt security will be shown on, and transfers of the debt securities will be effected only through, records maintained by the depositary and its participants. The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Subordination

Under the indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined below). The indenture provides that no payment of principal, interest or any premium on the subordinated debt securities may be made unless we pay in full the principal, interest, any premium or any other amounts on any Senior Indebtedness then due. Also, no payment of principal, interest or any premium on the subordinated debt securities may be made if there shall have occurred and be continuing an event of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Customers Bancorp, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. If after payment of the Senior Indebtedness there remains any amounts available for distribution and any person entitled to payment pursuant to the terms of Other Financial Obligations (as defined below) has not been paid in full all amounts due or to become due on the Other Financial Obligations, then these remaining amounts shall first be used to pay in full the Other Financial Obligations before any payment may be made to the holders of subordinated debt securities. Holders of subordinated debt securities must deliver any payments received by them to the trustee in bankruptcy or other person making payment or distribution of the assets of Customers Bancorp for application to the payment of all Senior Indebtedness and Other Financial Obligations remaining unpaid until all Senior Indebtedness and Other Financial Obligations are paid in full.

The indenture does not limit the amount of Senior Indebtedness and Other Financial Obligations that we may incur. "Senior Indebtedness" means any of the following, whether incurred before or after the execution of the subordinated debt indenture:

•	all obligations of ours for the repayment of borrowed or purchased money;
•	all obligations of ours for the deferred purchase price of property;
•	all of our capital lease obligations; and
•	all obligations of the type referred to in the immediately above of other persons that we have guaranteed or that is otherwise our legal liability.

Senior Indebtedness, however, does not include the subordinated debt securities or indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities.

"Other Financial Obligations" means all obligations of ours to make payment pursuant to the terms of financial instruments, such as:

•	securities contracts and foreign currency exchange contracts;
•
derivative instruments, including swap agreements, cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity option contracts; and

•	similar financial instruments.

Other Financial Obligations, however, does not include Senior Indebtedness or indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities.

Events of Default, Waiver

An "Event of Default" with respect to a series of debt securities is defined in the indenture as:

•	default for 30 days in the payment of interest on any debt securities of that series;
•	default in payment of principal or other amounts payable on any debt securities of that series when due, at maturity, upon redemption, by declaration of acceleration, or otherwise;
•	default in the deposit of any sinking fund payment, when due by the terms of a series of debt securities;
•	failure by us for 60 days after notice to perform any other covenants or warranties contained in the Indenture applicable to that series;
•	certain events of bankruptcy or reorganization of Customers Bancorp; and
•	any other event of default provided in the applicable supplemental indentures or form of security.

With respect to the senior debt securities, if a default in the payment of principal, interest or other amounts payable on the senior debt securities, or in the performance of any covenant or agreement, or in a manner provided in the applicable supplemental indenture or form of security, with respect to one or more series of senior debt securities occurs and is continuing (other than a default arising out of certain events of bankruptcy or reorganization of Customers Bancorp), either the trustee or the holders of at least 25% in principal amount of the senior debt securities of such series then outstanding, treated as one class, may declare the principal of all outstanding senior debt securities of such series to be due and payable immediately. If a default arising out of certain events of bankruptcy or reorganization of Customers Bancorp occurs, the principal of all outstanding senior debt securities and any interest accrued thereon shall become due and payable immediately without any further action on the part of the trustee or the holders of the senior debt securities.

With respect to the subordinated debt securities, if a default arising out of certain events of bankruptcy or reorganization of us occurs, either the trustee or the holders of at least 25% in principal amount of the subordinated debt securities of such series then outstanding, treated as one class, may declare the principal of all outstanding subordinated debt securities of such series to be due and payable immediately. The indenture does not provide for any right of acceleration of the payment of the principal of a series of subordinated debt securities upon a default in the payment of principal, premium, if any, or interest or a default in the performance of any covenant or agreement in the subordinated debt securities of that series or in the indenture. Accordingly, the trustee and the holders will not be entitled to accelerate the maturity of those debt securities upon the occurrence of any of the events of default described above, except for those arising out of certain events of bankruptcy or reorganization of Customers Bancorp. If a default in the payment of principal, premium, if any, or interest or in the performance of any covenant or agreement in the subordinated debt securities of any series or in the indenture occurs, the trustee may, subject to certain limitations and conditions, seek to enforce payment of such principal, premium, if any, or interest on the subordinated debt securities of that series, or the performance of such covenant or agreement.

In the case of original issue discount securities, only a specified portion of the principal amount may be accelerated.

Subject to certain conditions such declarations may be annulled and past defaults, except for uncured payment defaults on the debt securities, may be waived by the holders of a majority in principal amount of the outstanding debt securities of the series affected.  An event of default with respect to one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities. The indenture provides that the trustee may withhold notice to the holders of the debt securities of any default if the trustee considers it in the interest of the holders of the debt securities to do so. The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities.

The indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the indenture. The trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of the holders of debt securities unless the holders offer the trustee reasonable indemnity against expenses and liabilities.

No holder of any debt security of any series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default, the trustee has failed to take action for 60 days after the holders of not less than 25% in principal amount of the debt securities of such series make written request upon the trustee to institute such action and the holders offer the trustee reasonable indemnity against expenses and liabilities.

The indenture requires us to file annually with the trustee a written statement of no default, or specifying any default that exists.

Whenever the indenture provides for an action by, or the determination of any of the rights of, or any distribution to, holders of debt securities, in the absence of any provision to the contrary in the form of debt security, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars may be treated for any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non U.S. dollar amount. This amount will be calculated as of a date that we specify to the trustee or, if we fail to specify a date, on a date that the trustee may determine.

Discharge, Defeasance and Covenant Defeasance

Discharge of Indenture.  The indenture will cease to be of further effect with respect to debt securities of any series issued thereunder, except as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions and certain obligations of, and payments to, the trustee, if at any time:

•	we have paid the principal, interest or other amounts payable under the debt securities of such series;
•	we have delivered to the trustee for cancellation all debt securities of such series; or
•
the debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and we have irrevocably deposited with the trustee as trust funds the entire amount in cash or U.S. government obligations sufficient to pay all amounts due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal, interest and other amounts.

The trustee, on our demand accompanied by an officers' certificate and an opinion of counsel and at our cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to such series.

Defeasance of a Series of Debt Securities at Any Time. We also may discharge all of our obligations, other than as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, under any series of debt securities at any time, which is referred to as "defeasance".

We may be released with respect to any outstanding series of debt securities from the obligations to comply with certain restrictive covenants under the applicable indenture identified in the applicable prospectus supplement, and any omission to comply with such obligations will not constitute an event of default. Discharge under these procedures is called "covenant defeasance."

Defeasance or covenant defeasance may be effected only if, among other things:

•
we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest on, other amounts due under, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

•
no event of default with respect to such series of debt securities has occurred and is continuing and, with respect to subordinated debt securities, no event of default with respect to Senior Indebtedness has occurred and is continuing and which permits acceleration; and

•	we deliver to the trustee an opinion of counsel to the effect that:
•
the beneficial owners of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

•
the defeasance or covenant defeasance will not otherwise alter those beneficial owners' United States federal income tax treatment of principal or interest payments or other amounts due under the series of debt securities being defeased; and

•
in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

Modification of the Indenture; Waiver of Compliance

The indenture contains provisions permitting us and the trustee to modify the indenture or the rights of the holders of debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of debt securities affected by the modification. Each holder of an affected debt security must consent to a modification that would:

•	change the stated maturity date of the principal of, or of any installment of principal of or interest on, any debt security;
•	reduce the principal amount of, interest on, or any other amounts due under any debt security;
•	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund payment;
•	change the currency or currency unit of payment of any debt security;
•	reduce the portion of the principal amount of an original issue discount security payable upon acceleration of the maturity thereof;
•	reduce any amount payable upon redemption of any debt security;

•	impair the right of a holder to institute suit for the payment of or, if the debt securities provide, any right of repayment at the option of the holder of a debt security;
•	reduce the percentage of debt securities of any series, the consent of the holders of which is required for any waiver or modification; or
•	with respect to the subordinated indenture only, modify the provisions with respect to the subordination of the subordinated debt securities in a manner adverse to the holders.

The indenture also permits us and the trustee to amend the indenture in certain circumstances without the consent of the holders of debt securities to evidence our merger, the replacement of the trustee, to effect changes that do not affect any outstanding series of debt security, and for certain other purposes.

Consolidations, Mergers and Sales of Assets

We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless either:

•
we are the continuing corporation or the successor corporation is a corporation that expressly assumes the payment of the principal of, any interest on, or any other amounts due under the debt securities and the performance and observance of all the covenants and conditions of the Indenture binding upon us; and

•	we or the successor corporation shall not, immediately after the merger or consolidation, sale or conveyance, be in default in the performance of any covenant or condition.

There are no covenants or other provisions in the indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of us, or a sale or conveyance or lease of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, that we would describe in the applicable prospectus supplement.

Governing Law

The indenture and debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF COMMON STOCK

The following description of our common stock, comprised of voting common stock and Class B non-voting common stock, is a summary. This summary is not complete and is subject to the complete text of our articles of incorporation, as amended, and bylaws, as amended, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.  We encourage you to read those documents carefully.

General

We are authorized to issue up to an aggregate amount of 300,000,000 shares of stock, which is divided into three equal classes:

•	100,000,000 shares of voting common Stock, par value $1.00 per share;
•	100,000,000 shares of Class B non-voting common stock, par value $1.00 per share; and
•	100,000,000 shares of preferred stock.

Our board of directors has the authority to establish and divide the authorized and unissued shares of voting common stock and of Class B non-voting common stock into series or classes and to fix and determine, to the extent not already determined in our articles of incorporation, the designations, preferences, and other special rights, including conversion rights, and the qualifications, limitations, or restrictions on those rights attributable to the shares in a series or class.  As of May 31, 2017, there were 30,641,788 shares of voting common stock and no shares of Class B non-voting common stock issued and outstanding.

Our board of directors also has the authority to establish and divide the authorized and unissued shares of preferred stock into series or classes or both and to determine whether or not shares in any series or class of preferred stock have par value and, if so, the par value, whether or not the shares in a series or class have voting rights and if so whether those voting rights are full, limited, multiple or fractional, and for each series or class of preferred stock, the designations, preferences, and other special rights, if any, including dividend rights, conversion rights, redemption rights and liquidation preferences, if any, and the qualifications, limitations, or restriction on those rights, and the number of shares of each series or class.  As of May 31, 2017, there were 2,300,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C outstanding, 1,000,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D outstanding, 2,300,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E outstanding and 3,400,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F outstanding.

Our board of directors previously created two series of preferred stock, Fixed Rate Perpetual Preferred Stock, Series A and Fixed Rate Cumulative Perpetual Preferred Stock, Series B.  All shares of these two series of preferred stock were repurchased by us on December 28, 2011 and are no longer outstanding.  The shares of these two series were canceled, and the authorized number of shares of each series have reverted to authorized but unissued shares of preferred stock and may be issued as part of any series of preferred stock hereafter designated by the board of directors.

Our board of directors, in its sole discretion, has authority to sell any treasury stock and/or unissued securities, options, warrants, or other rights to purchase any of our securities, upon such terms as it deems advisable. Our board of directors could issue preferred stock, or additional shares of voting common stock or Class B non-voting common stock, with terms different from those of our existing common stock, at any time.

Voting Rights

The holders of shares of our voting common stock have the right to elect our board of directors and to act on such other matters as are required to be presented to them.  Each holder of voting common stock is entitled to one vote per share.  The holders of voting common stock do not have the right to vote their shares cumulatively in the election of directors. This means that, for each director position to be elected, a shareholder may only cast a number of votes equal to the number of shares held by the shareholder.

Any action that would significantly and adversely affect the rights of the Class B non-voting common stock with respect to the modification of the terms of those securities or dissolution requires the approval of the holders of Class B non-voting common stock voting separately as a class. Otherwise, the holders of the Class B non-voting common stock have no voting power, and do not have the right to participate in or have notice of any meeting of shareholders.

Because our articles of incorporation permit the board of directors to set the voting rights of preferred stock, it is possible that holders of one or more series of preferred stock issued in the future could have voting rights of any sort, which could limit the effect of the voting rights of holders of voting common stock.

Dividend Rights

The holders of our common stock are entitled to receive an equal amount of dividends per share if, as and when declared from time to time by our board of directors. In no event shall any stock dividends or stock splits or combinations of stock be declared or made on our common stock unless the shares of our voting common stock and Class B non-voting common stock at the time outstanding are treated equally and identically, provided that, in the event of a dividend of common stock, shares of our Class B non-voting common stock shall only be entitled to receive shares of Class B non-voting common stock and shares of our voting common stock shall only be entitled to receive shares of voting common stock.

Because our articles of incorporation permit our board of directors to set the dividend rights of preferred shares, it is possible that holders of one or more series of preferred shares issued in the future could have dividend rights that differ from those of the holders of our common stock, or could have no right to the payment of dividends.  If the holders of a class or series of preferred stock is given dividend rights, the right of holders of preferred shares to receive dividends could have priority over the right of holders of our common stock to receive dividends.

Authority Under Pennsylvania Business Corporation Law.  Our board of directors has the authority to declare dividends on its common and preferred stock, subject to statutory and regulatory requirements.  Pennsylvania law permits a business corporation such as us to pay dividends if, after giving effect to the dividend, it is able to pay its debts as they come due in the usual course of business, and its assets exceed its liabilities plus any amount that would be needed, if the corporation were to be dissolved at the time of the dividend, to satisfy any preferential rights upon dissolution of shareholders whose preferential rights rank higher than the rights of the shareholders receiving the dividend.  However, our ability to pay dividends will be restricted by banking laws and Customers Bank's ability to pay dividends to Customers Bancorp.

Federal Bank Holding Company Act Policies Applicable to Cash Dividends.  The Federal Reserve Board, which is the federal banking regulator, considers adequate capital to be critical to the health of individual banking organizations and to the safety and stability of the banking system. A major determinant of a bank's or bank holding company's capital adequacy is the strength of its earnings and the extent to which its earnings are retained and added to capital or paid out to shareholders in the form of cash dividends.

The Federal Reserve Board believes that a bank or bank holding company generally should not maintain its existing rate of cash dividends on voting common stock unless (1) the organization's net income available to common shareholders over the past year has been sufficient to fully fund the dividends and (2) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition. The Federal Reserve may strongly encourage, or require, a banking organization whose cash dividends are inconsistent with either of these criteria to cut or eliminate its dividends.

The Federal Reserve Board also believes it is inappropriate for a banking organization that is experiencing serious financial problems or that has inadequate capital to borrow in order to pay dividends since this can result in increased leverage at the very time the organization needs to reduce its debt or increase its capital. Similarly, the payment of dividends based solely or largely upon gains resulting from unusual or nonrecurring events, such as the sale of the organization's building or the disposition of other assets, may not be prudent or warranted, especially if the funds derived from such transactions could be better employed to strengthen the organization's financial resources. Furthermore, a fundamental principle underlying the Federal Reserve's supervision and regulation of bank holding companies is that bank holding companies should serve as a source of managerial and financial strength to their subsidiary banks. The Federal Reserve believes, therefore, that a bank holding company should not maintain a level of cash dividends to its shareholders that places undue pressure on the capital of bank subsidiaries, or that can be funded only through additional borrowings or other arrangements that may undermine the bank holding company's ability to serve as a source of strength. Thus, for example, if a major subsidiary bank is unable to pay dividends to its parent company—as a consequence of statutory limitations, intervention by the primary supervisor, or noncompliance with regulatory capital requirements—the Federal Reserve may encourage or require a bank holding company to reduce or eliminate its dividends in order to conserve its capital base and provide capital assistance to the subsidiary bank.

The Federal Reserve Board has further stated that a bank holding company should pay cash dividends only out of income over the past year and only if prospective earnings retention is consistent with the organization's expected future needs and financial condition, and only if, after paying the dividend, the bank holding company is not in danger of falling below its required regulatory capital adequacy ratios, including applicable capital conservation buffers.

Pennsylvania Banking Code Requirements Applicable to Cash Dividends.  Because Customers Bank is currently and for the foreseeable future, the primary source of cash for payment of dividends by Customers Bancorp, requirements of the Pennsylvania Banking Code setting conditions on payments of dividends by banks will constrain Customers Bank's ability to provide funds to us to pay dividends to our shareholders. The Pennsylvania Banking Code permits a bank to pay cash dividends only out of accumulated net earnings. Furthermore, if any transfer of net earnings to surplus is required by the Pennsylvania Banking Code to cause our surplus to meet minimum statutory requirements at the time the dividend is to be declared or paid, the transfer must be made prior to the declaration of the dividend, and our surplus cannot be reduced by the payment of the dividend.

For the foregoing reasons, and because a decision by our board of directors to declare and pay cash dividends will depend upon the future financial performance and condition of Customers Bank and Customers Bancorp, no assurances can be given that any dividends will in fact be paid on any class of stock, or that, if dividends are paid, they will not be reduced or discontinued in the future.

Dividend Policy.  We have followed and presently intend to continue following a policy of retaining earnings, if any, to increase our net worth and reserves over the next few years. As discussed above, we have not historically declared or paid dividends on our common stock, and we do not expect to do so in the near future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior our common stock, and other factors deemed relevant by our board of directors.

Redemption, Preemptive Rights and Repurchase Provisions

Our common stock has no preemptive rights or redemption or repurchase provisions. The shares are non-assessable and require no sinking fund. Repurchases of our voting common stock are subject to Federal Reserve Board regulations and policy, which generally require that no more than ten percent of the outstanding shares of a bank holding company's voting common stock may be repurchased in any 12-month period unless the bank holding company is deemed "well-managed" and "well-capitalized" under applicable regulations. Repurchases of our stock will also be constrained by federal and state bank regulatory capital requirements. Repurchases of stock by bank holding companies may also be subject to prior notice to and approval by the Federal Reserve in some cases.

Liquidation Rights

In the event of the liquidation, dissolution or winding up of Customers Bancorp, the holders of our common stock will be entitled to share ratably in all of our assets remaining after payment of all liabilities, subject, however, to any preferential liquidation rights of holders of any preferred stock outstanding at that time. If our only asset is our ownership of Customers Bank, it is likely that, if Customers Bank is then in liquidation or receivership, our shareholders will not receive anything on account of their shares.

Potential Anti-Takeover Effect of Governing Documents and Applicable Law

Provisions of Governing Documents.  Our articles of incorporation and bylaws contain certain provisions which may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for our common stock, a proxy contest for control of the company, the assumption of control of the company by a holder of a large block of common stock or the removal of our board of directors. These provisions:

•	Empower our board of directors, without shareholder approval, to issue preferred stock, the terms of which, including voting power, are set by our board of directors;
•	Divide our board of directors into three classes serving staggered three-year terms;
•	Restrict the ability of shareholders to remove directors;

•
Require that shares with at least 80% of total voting power approve mergers and other similar transactions with a person or entity holding stock with more than 5% of our voting power, if a reorganization is not approved, in advance, by two-thirds of the members of our board of directors;

•	Prohibit action by the shareholders without a shareholder meeting;
•	Require that shares representing at least 80% of total voting power approve the repeal or amendment of certain provisions of our articles of incorporation;
•
Require any person who acquires our stock with voting power of 25% or more to offer to purchase for cash all remaining shares of our voting stock at the highest price paid by such person for shares of our voting stock during the preceding year;

•	Eliminate cumulative voting in elections of directors;
•	Require that shares representing at least two-thirds of the total voting power approve any amendment to or repeal of our bylaws;
•
Require that our board of directors give due consideration to the effect of a proposed transaction on the depositors, employees, suppliers, customers and other of our and our subsidiaries' constituents and on the communities in which we and they operate or are located, and to the business reputation of the other party and our value in a freely negotiated sale and of our future prospects as an independent entity;

•	Require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders; and
•
Provide that officers, directors, employees, agents and persons who own 5% or more of the voting securities of any other corporation or other entity that owns 66 2/3% or more of our outstanding voting stock cannot constitute a majority of the members of our board of directors.

Provisions of Applicable Law.   The Pennsylvania Business Corporation Law also contains certain provisions applicable to us that may have the effect of impeding a change in control. These provisions, among other things, prohibit for five years, subject to certain exceptions, a "business combination," which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets with a shareholder or group of shareholders beneficially owning 20% or more of the corporation's voting power in an election of directors.  In addition, certain provisions of the Pennsylvania Business Corporation Law:

•	Expand the factors and groups (including shareholders) a board of directors can consider in determining whether a certain action is in the best interests of the corporation;
•	Provide that a board of directors need not consider the interests of any particular group as dominant or controlling;
•
Provide that directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof for actions relating to an acquisition or potential acquisition of control;

•
Provide that actions relating to acquisitions of control that are approved by a majority of "disinterested directors" are presumed to satisfy the directors' standard of care, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

•	Provide that the fiduciary duties of directors are solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

The Pennsylvania Business Corporation Law also provides that the fiduciary duties of directors do not require directors to:

•	Redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;
•
Render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law, relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

•
Take action as the board of directors, a committee of the board or an individual director solely because of the effect such action might have on an acquisition or potential or proposed acquisition of control of us or the consideration that might be offered or paid to shareholders in such an acquisition.

Pursuant to provisions of our articles of incorporation, and in accordance with Pennsylvania law, we have opted out of coverage by the "disgorgement," "control transactions," "control-share acquisitions," "severance compensation," and "labor contracts" provisions of the Pennsylvania Business Corporation Law. As a result of our opting-out from coverage by these statutes, none of the "disgorgement," "control transactions," "control-share acquisitions," "severance compensation," nor "labor contracts" statutes would apply to a non-negotiated attempt to acquire control of us, although such an attempt would still be subject to the special provisions of our governing documents.

The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposal that a majority of the shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of our common stock at that time. In addition, these provisions may have the effect of assisting our management and board of directors in retaining their positions and placing them in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of our business.

DESCRIPTION OF PREFERRED STOCK

The following description summarizes the general provisions of the preferred stock we may offer and issue under this prospectus.  The applicable prospectus supplement relating to a specific offer and issuance of preferred stock by us will provide additional information regarding the terms of the preferred stock. You should read any prospectus supplement related to the specific series of preferred stock being offered and issued, as well as the more detailed provisions of our articles of incorporation and the applicable statement with respect to shares relating to such series of preferred stock that provide the specific terms of the preferred stock. Specific statements with respect to shares will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the statement with respect to shares with respect to the preferred stock to be issued under this prospectus and any applicable prospectus supplement.

General

Our articles of incorporation provides that Customers' board of directors may issue, without action by shareholders, a maximum of 100,000,000 shares of preferred stock, in one or more series and with such terms and conditions, at such times and for such consideration, as the board of directors may determine.  As of May 31, 2017, there were 2,300,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C outstanding, 1,000,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D outstanding, 2,300,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E outstanding and 3,400,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F outstanding. The rights and privileges relating to these outstanding shares of our preferred stock are governed by the applicable statement with respect to shares for each series of preferred stock, which have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Our board of directors may determine the following:

•	the voting powers, if any, of the holders of stock of such series in addition to any voting rights affirmatively required by law;

•
the rights of shareholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of stock of such series will be entitled to receive dividends and other distributions, and whether any such dividends will be cumulative or noncumulative and, if cumulative, the terms upon which such dividends will be cumulative;

•
whether the stock of each such series shall be redeemable by us at our option or the holder of the stock, and, if redeemable, the terms and conditions upon which the stock of such series may be redeemed;

•	the amount payable and the rights or preferences to which the holders of the stock of such series will be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up;
•
the terms, if any, upon which shares of stock of such series will be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

•
any other designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of our articles of incorporation and to the full extent now or hereafter permitted under Pennsylvania law.

You should read the applicable prospectus supplement relating to the particular series of preferred stock being offered and issued and the related statement with respect to shares for specific terms, including, where applicable:

•	the title, stated value and liquidation preferences of the preferred stock and the number of shares we are offering;
•	the initial public offering price at which the shares of our preferred stock will be issued;
•
the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether these dividends will be cumulative or noncumulative and, if cumulative, the dates at which the dividends shall begin to cumulate;

•	the redemption or sinking fund provisions, if any; and
•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

When we issue shares of preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.  Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock.  Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

In addition, unless the applicable prospectus supplement indicates otherwise, we will have the right to "reopen" a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The transfer agent, registrar, dividend disbursing agent, calculation agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Dividends

The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available, when, as and if, declared by our board of directors or a duly authorized committee of the board, at the rates and on the dates stated in the applicable prospectus supplement.  These rates may be fixed, or variable, or both.  If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period.  We will pay dividends to the holders of record as they appear on our stock books on the record dates determined by our board of directors or an authorized committee of our board.

Our board of directors will not declare and pay a dividend on any of our stock ranking as to dividends, equal with or junior to the preferred stock unless full dividends on the preferred stock have been declared and paid (or declared and sufficient money has been set aside for payment).

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;
•	as otherwise stated in the statement with respect to shares establishing such series; or
•	as required by applicable law.

Under Federal Reserve Board regulations, if the holders of any series of preferred stock become entitled to vote for the election of directors, that series may then be considered a class of voting securities.  A holder of 25% or more of a series may then be subject to regulation as a savings and loan holding company under the Home Owners Loan Act or a bank holding company under the Bank Holding Company Act, depending on the nature of the holder.  In addition, at the time that the series are deemed a class of voting securities, any bank holding company or savings and loan holding company may be required to obtain the prior approval of the Federal Reserve Board in order to acquire more than 5% of that series, and any person other than a savings and loan or a bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 10% or more of that series.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement.  The preferred stock that we redeem will be restored to the status of authorized but unissued shares of preferred stock which we may issue in the future.

If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem in each year and the redemption price per share together with an amount equal to all accrued and unpaid dividends on those shares to the redemption date.  The applicable prospectus supplement will state whether the redemption price can be paid in cash or other property.  If the redemption price is to be paid only from the net proceeds of issuing our capital stock, the terms of the series of preferred stock may provide that, if the capital stock has not been issued or if the net proceeds are not sufficient to pay the full redemption price then due, the shares relating to series of the preferred stock shall automatically and mandatorily be converted into shares of our capital stock under the conversion provisions of the applicable prospectus supplement.

If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, the redemption will be made in a manner that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Conversion and Exchange

If any series of preferred stock we proposed to offer and issue is convertible into or exchangeable for any other class or series of our capital stock, the applicable prospectus supplement relating to that series will describe the terms and conditions governing the conversions and exchanges.

Rights at Liquidation

If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances, will be entitled to receive out of our assets that are available for distribution to stockholders:

•	liquidation distributions in the amount stated in the applicable prospectus supplement and related statement with respect to shares; and
•	all accrued and unpaid dividends (whether or not earned or declared), before any distribution to holders of common stock or of any securities ranking junior to the series of preferred stock.

Neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.

If our assets are insufficient to pay all amounts to which holders of preferred stock are entitled, we will make no distribution on the preferred stock or on any other securities ranking equal to the preferred stock unless we make a pro rata distribution to those holders.  After we pay the full amount of the liquidation distribution to which the holders are entitled, the holders will have no right or claim to any of our remaining assets.

DESCRIPTION OF DEPOSITARY SHARES

The following description summarizes the general provisions of the depositary agreement and the depositary shares or depositary receipts we may offer and issue under this prospectus.  The applicable prospectus supplement relating to a specific offer and issuance of depositary shares or depositary receipts by us will provide additional information regarding the terms of the depositary shares or depositary receipts. You should read any prospectus supplement related to the specific depositary shares or depositary receipts being offered and issued, as well as the complete depositary agreement and form of depositary receipt that provide the terms of the depositary shares or depositary receipts. Specific depositary agreements and depositary receipts will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of depositary agreement and depositary receipt relating to the depositary shares or depositary receipts to be issued under this prospectus and any applicable prospectus supplement.

General

We may, at our option, elect to offer and issue fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, called depositary receipts, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Customers and a bank or trust company we select having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.  However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder's depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding.  Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement, that has been amended thereby. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;
•	each share of preferred stock has been converted into or exchanged for common stock; or
•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Customers.

The deposit agreement may be terminated by us at any time, and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than us, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder for action taken at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering notice to us of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor we will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to good faith performance of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general provisions of the purchase contracts we may offer and issue under this prospectus.  The applicable prospectus supplement relating to a specific issuance of purchase contracts by us will provide additional information regarding the terms of the purchase contracts. You should read any prospectus supplement related to the specific purchase contracts being issued, as well as the complete purchase contracts that contain the terms of the purchase contracts. Specific purchase contracts will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each purchase contract to be issued under this prospectus and any applicable prospectus supplement.

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, common stock, preferred stock or depositary shares. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

You should read the applicable prospectus supplement relating to the particular purchase contracts being offered and issued for specific terms, including, where applicable:

•
whether the purchase contracts obligate the holder to purchase or sell, or both, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;
•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;
•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•	United States federal income tax considerations relevant to the purchase contracts; and
•	whether the purchase contracts will be issued in fully registered global form.

DESCRIPTION OF WARRANTS

The following description summarizes the general provisions of the warrants we may offer and issue under this prospectus.  The applicable prospectus supplement relating to a specific offer and issuance of warrants by us will provide additional information regarding the terms of the warrants. You should read any prospectus supplement related to the specific warrants being offered and issued, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. Specific warrant agreements and warrant certificates will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each warrant agreement and warrant certificate relating to the warrants to be issued under this prospectus and any applicable prospectus supplement.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities. Warrants may be issued separately or together with common stock, preferred stock or debt securities offered and issued by any prospectus supplement and may be attached to or separate from such common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

You should read the applicable prospectus supplement relating to the particular warrants being offered and issued and the applicable warrant agreement for specific terms, including, where applicable:

•	the title of the warrants;
•	the offering price for the warrants, if any;
•	the aggregate number of warrants offered and the aggregate number of warrants outstanding as of the most practicable date;
•	the designation and terms of the common stock, preferred stock or debt securities, if any, purchasable upon exercise of the warrants;
•	the designation and terms of the common stock, preferred stock or debt securities, if any, with which the warrants are issued and the number of warrants issued with each of these securities;
•	the date after which the warrants and any common stock, preferred stock or debt securities, if any, issued with the warrants will be separately transferable;
•	the principal amount of debt securities purchasable upon exercise of a warrant and the purchase price;
•	the dates on which the right to exercise the warrants begins and expires;
•	the minimum or maximum amount of the warrants that may be exercised at any one time;
•
whether the warrants represented by warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form, and information with respect to any book-entry procedures;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;
•	a discussion of certain United States federal income tax considerations;
•	any anti-dilution provisions of the warrants;
•	any redemption or call provisions applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

  Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of such warrants will not have any rights of holders of the common stock or preferred stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote. Prior to the exercise of any warrant to purchase debt securities, holders of such warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase such shares of common stock or preferred stock or principal amount of debt securities, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants we proposed to offer and issue. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the common stock, preferred stock or debt securities, as the case may be, purchasable upon such exercise together with certain information set forth on the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate evidencing such warrants. Upon receipt of such payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common stock, preferred stock or debt securities, as the case may be, purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

Amendments and Supplements to Warrant Agreements

The warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS

The following description summarizes the general provisions of the units that we may offer and issue under this prospectus.  The applicable prospectus supplement relating to a specific offer and issuance of units by us will provide additional information regarding the terms of the units. You should read any prospectus supplement related to the series of units being offered and issued, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered and issued under this prospectus and any applicable prospectus supplement.

We may issue units comprised of two or more of the other securities described in this prospectus in any combination and in one or more series.  We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

You should read the applicable prospectus supplement relating to the particular units being offered and issued for specific terms, including, where applicable:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	the terms of the unit agreement governing the units;
•	United States federal income tax considerations relevant to the units; and
•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities referenced in this prospectus in any one or more of the following methods:

•	directly to one or more purchasers;
•	to or through underwriters, whether individually or through an underwriting syndicate led by one or more managing underwriters;
•	through brokers or dealers;
•	through agents;
•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in any combination of the above; or
•	any other method permitted pursuant to applicable law.

We also may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that describes the method of distribution of the securities and will set forth the specific terms of the offering of securities, including, as applicable:

•	the name or names of any underwriters, dealers or agents, if any, and the amounts of securities underwritten or purchased by each of them;
•	any over-allotment options under which underwriters, if any, may purchase additional securities from us;
•	any underwriting discounts or commissions or agency fees and other items constituting underwriters' or agents' compensation, if applicable;
•	the net proceeds to us from the sale of the securities;
•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges or markets on which the securities will be listed.

The securities may be offered and sold from time to time in one or more transactions, including negotiated transactions: at a fixed price, or prices, which may be changed from time to time

•	at a fixed price, or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

If we use underwriters in the sale of any securities, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions described above.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters.  Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent.  The underwriters will be obligated to purchase all of the securities they have committed to purchase if they purchase any of the securities.

We may sell securities through agents from time to time.  A prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them.  Generally, any agent will be acting on a best efforts basis for the period of its appointment.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

 Any dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions that the dealers or agent receive and any profit on the resale of the shares that they purchase may be deemed to be underwriting commissions or discounts under the Securities Act.

We may have agreements with the underwriters, dealers, and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents we may engage in connection with an offering of our securities may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at a public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.  The third parties in such sale transactions will be underwriters as defined in the Securities Act and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Unless the applicable prospectus supplement states otherwise, all securities, except for our voting common stock, will be new issues of securities with no established trading market.  We may elect to list other securities we offer pursuant to this prospectus and an applicable prospectus supplement on a national securities exchange, but we are not obligated to do so.  Any underwriters who purchase securities from us for public offering and sale may make a market in those securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot assure you that there will be a trading market for any securities, and, if a trading market for any securities does develop, we cannot assure you that such market will be liquid.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Stradley Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania.

EXPERTS

Our audited consolidated financial statements as of December 31, 2016 and 2015, and for each of the three  years in the period ended December 31, 2016,  and management's assessment of effectiveness of internal controls over financial reporting as of December 31, 2016 incorporated by reference in this prospectus have been so  incorporated in reliance upon the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

The abbreviated Statement of Assets Acquired and Liabilities Assumed as of June 15, 2016 and the abbreviated Statements of Revenues and Direct Expenses for the years ended December 31, 2015, 2014 and 2013 relating to the Disbursement business of Higher One, Inc. and Higher One Holdings, Inc., appearing in our amended Current Report on Form 8-K/A dated August 5, 2016 and incorporated by reference in this prospectus have been so incorporated in reliance upon the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement. These documents may include periodic reports, such as our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information we previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus or any accompanying prospectus supplement and information incorporated by reference into this prospectus or any accompanying prospectus supplement, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•
Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 8, 2017 (including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 19, 2017);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 10, 2017;

•	Our Amended Current Report on Form 8-K/A filed with the SEC on August 5, 2016;

•	Our Current Reports on Form 8-K filed with the SEC on March 8, 2017 and May 31, 2017 (two filings); and

•
The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on May 15, 2013, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), between the date of this prospectus and the termination of this offering.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its web site at http://www.sec.gov. You also may obtain these documents from us without charge by visiting our web site at http://www.customersbank.com or by requesting them from Michael De Tommasso, Corporate Secretary, Customers Bancorp, Inc., 1015 Penn Avenue, Suite 103, Wyomissing, PA 19610; telephone (610) 933-2000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Our SEC filings are also available at the SEC's website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, we maintain a website that contains information about us at http://www.customersbank.com. The information found on, or otherwise accessible through, our web site is not incorporated into, and does not form a part of, this prospectus, any prospectus supplement we file relating to this prospectus or any other report or document we file with or furnish to the SEC.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement and the exhibits and schedules from the SEC at the address listed above or from the SEC's website. The registration statement may contain additional information that may be important to you.

$65,000,000

5.375% Subordinated Notes due 2034

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PROSPECTUS SUPPLEMENT

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Joint Book-Running Managers

B. Riley FBR	D.A. Davidson & Co.	Janney Montgomery Scott

Lead Managers

William Blair		Boenning & Scattergood
Co-Managers

Incapital	Maxim Group LLC	Wedbush Securities

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These securities are not savings accounts or deposits and are not federally insured or guaranteed.

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December 4, 2019